CONSTRUCTION LOAN AGREEMENT

THIS CONSTRUCTION LOAN AGREEMENT ("Agreement") is made and entered into effective as of June 12, 2014, by and between TOTB, North, LLC, a Florida limited liability company ("Borrower"), and BANK OF THE OZARKS ("Lender").  For ease of reference the title of the various articles in this Agreement are provided hereinbelow:

Article I	Definition of Terms
Article II	The Loan
Article III	Allocations and Advances
Article IV	Warranties and Representations
Article V	Covenants of Borrower
Article VI	Assignments, Casualty, Condemnation and Reserves
Article VII	Events of Default
Article VIII	Lender's Disclaimers - Borrower's Indemnities
Article IX	Miscellaneous

ARTICLE I

DEFINITION OF TERMS

Section 1.1. Definitions.  As used in this Agreement, the following terms shall have the respective meanings indicated below:

Acceptable Accounting Standards:  GAAP or other sound and accepted accounting standards approved by Lender in writing, applied on a basis consistent with that of previous statements and which materially and accurately disclose the financial condition (including all contingent liabilities) of the party at issue.

Advance:  A disbursement by Lender, whether by journal entry, deposit to Borrower's account, check to third party or otherwise of any of the proceeds of the Loan or any insurance proceeds, or Borrower's Deposit.

Affiliate:  When used with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person.  For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or interests, by contract or otherwise; provided, however, in no event shall Lender be deemed an Affiliate of Borrower.

Agreement:  This Construction Loan Agreement, as the same may from time to time be amended or supplemented.

Allocations:  The line items set forth in the Budget for which Advances of Loan proceeds will be made.

Amortization Commencement Date:  As defined in the Note.

Amortizing Principal Reduction Payments:  As defined in the Note.

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Appraised Value:  The fair market value of the Mortgaged Property (or any applicable portion thereof as required hereunder) as indicated by the appraisal prepared by an appraiser designated by Lender, in Lender's sole discretion, and presented and based upon such standards as may be reasonably required by Lender and satisfying the requirements of Section 2.5(b) hereof; provided, however, that (i) Lender shall be entitled to obtain a new or updated appraisal in any instance when the Appraised Value is to be determined hereunder, except that Lender shall not be entitled to obtain a new or updated appraisal at Borrower’s expense more than once per calendar year unless there is an Event of Default, Insured Casualty, condemnation proceeding for the Land, or Borrower exercises its First Extension Option or its Second Extension Option, and (ii) the cost of any such new or updated appraisal is to be borne solely by Borrower.

Approved Operating Budget:  As defined in Section 5.33 hereof.

Approved Tenant Lease Form:  That certain form of tenant lease agreement which has been approved by Lender in writing for use by Borrower in leasing the Improvements.

Approved Tenant Leases:  Bona fide Lease agreements with third party resident-tenants, which Lease satisfies the following requirements:  (1) is entered into on arms-length terms consistent with the rental and other terms for similar Leases in the market area of the Land but in any event with a minimum rental rate for a comparable unit as indicated on Exhibit D hereto as such may be updated by Lender from time to time, (2) provides for free rent or other concessions only if the same is consistent with prevailing market conditions for similar properties and, in any case, for no greater than the concessions indicated, if any, on Exhibit D hereto as such may be updated by Lender from time to time, (3) provides for security deposits in reasonable, market amounts, and (4) is entered into on the Approved Tenant Lease Form without material modifications thereto; provided, however, any proposed Lease which does not satisfy the foregoing requirements may still be categorized as an Approved Tenant Lease to the extent Lender has provided express written approval thereto.

Architectural Barrier Laws:  Any and all architectural barrier laws, including without limitation, the Americans with Disabilities Act of 1990, P.L. 101-336, as amended, or any successor thereto.

Assignee:  As defined in Section 9.3 hereof.

Borrower's Deposit:  Such cash amounts as Lender may deem necessary for Borrower to deposit with it in accordance with the provisions of Section 3.6 of this Agreement.

Budget:  The budget which is set forth on Exhibit C attached hereto and incorporated herein by reference.

Business Day:  A weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Dallas, Texas are authorized or required by law to be closed.  Unless otherwise provided, the term "days" when used herein shall mean calendar days.

Cash Flow Reserve:  As defined on Exhibit B hereof.

Code:  The Uniform Commercial Code, as amended from time to time, in effect in the state in which the Mortgaged Property is situated.

Completion: The full and complete performance of all work (including all  punch list items) required to fully construct and equip the Improvements in accordance with this Agreement, the Plans, all other security agreements and all Legal Requirements.

Compliance Certificate:  A certificate in the form of Exhibit G, attached hereto and incorporated herein by reference, furnished to Lender and certified by the appropriate officer or agent of Borrower pursuant to the applicable provisions of this Agreement, certifying that as of the date thereof, among other things that (i) the Debt Service Coverage Ratio for the applicable period immediately preceding the date of the certificate is in the amount stated in the Compliance Certificate and including such financial documentation or other backup information as may be reasonably required by Lender, (ii) no Material Adverse Change has occurred since the date hereof or, if a Material Adverse Change shall have occurred, a specification in detail of the nature and duration of any Material Adverse Change, and (iii) no Event of Default shall have occurred and be continuing or, if any Event of Default shall have occurred and be continuing, a specification in detail of the nature and period of existence thereof and any action taken or proposed to be taken by Borrower to remedy such circumstance.

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Constituent Party:  Any signatory to this Agreement or any other Loan Document that signs on Borrower's behalf (or on behalf of Guarantor or other specified party) that is a corporation, limited liability company, limited liability partnership, general partnership, limited partnership, joint venture, trust or other type of business association or legal entity.

Construction Account:  As defined in Section 5.31 hereof.

Construction Commencement Date:  The earlier of:  (i) that date which is not more than thirty (30) days after the date the Notice of Commencement is filed as set forth in Section 5.20, or (ii) December 31, 2014.

Construction Completion Date:  The earlier of:  (i) the date the Design Professional issues that certain notice to Borrower confirming completion under the General Contract, or (ii) June 1, 2016.

Construction Contracts:  Collectively, the right, title and interest of Borrower in any and all contracts, subcontracts and agreements, written or oral, between Borrower and any other party, and between parties other than Borrower in any way relating to any restoration, renovation, expansion, repair or construction of all or any portion of the Improvements or the supplying of material (especially fabricated or otherwise), labor, supplies or other services therefor.

Contested Item:  Any Imposition, mechanic's or materialman's lien asserted against all or any part of the Mortgaged Property if, and so long as (i) Borrower has notified Lender of same within five (5) days of obtaining knowledge thereof; (ii) Borrower shall diligently and in good faith contest the same by appropriate legal or other proceedings which shall operate to prevent the enforcement of collection of the same and the sale of the Mortgaged Property or any part thereof to satisfy the same; (iii) Borrower shall have furnished to Lender a cash deposit, or an indemnity bond reasonably satisfactory to Lender with a surety reasonably satisfactory to Lender, in the amount of such Imposition or lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to ensure payment of the matters under contest and to prevent any sale or forfeiture of the Mortgaged Property or any part thereof; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Imposition or lien claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; (v) the failure to pay such Imposition or lien claim does not constitute a default under any other lien instrument, mortgage or security interest covering or affecting any part of the Mortgaged Property; and (vi) notwithstanding the foregoing, Borrower shall immediately upon request of Lender pay any such Imposition or lien claim notwithstanding such contest, if in the reasonable opinion of Lender the Mortgaged Property shall be in jeopardy or in danger of being forfeited or foreclosed.  Lender may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

Contingency Allocation:  As defined in Section 3.5 hereof.

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Contractor:  Collectively, G.T. McDonald Enterprises, Inc., a Florida corporation, and any Person with whom Borrower contracts for the development, construction and completion of the Improvements or any part thereof.

Contracts:  All of the right, title, and interest of Borrower, including equitable rights, in, to, and under any and all: (i) contracts for the purchase and/or sale of all or any portion of the Mortgaged Property, whether such contracts are now or at any time hereafter existing, including but without limitation, any and all earnest money or other deposits escrowed or to be escrowed or letters of credit provided or to be provided by the purchasers under the contracts, including all amendments and supplements to and renewals and extensions of the contracts at any time made, and together with all payments, earnings, income, and profits arising from the sale of all or any portion of the Mortgaged Property or from the contracts and all other sums due or to become due under and pursuant thereto and together with any and all earnest money, security, letters of credit or other deposits under any of the contracts; (ii) contracts, licenses, permits, and rights relating to living unit equivalents or other entitlements with respect to water, wastewater, and other utility services whether executed, granted, or issued by a Person, which are directly or indirectly related to, or connected with, the development, ownership, maintenance or operation of the Mortgaged Property, whether such contracts, licenses, and permits are now or at any time thereafter existing, including without limitation, any and all rights of living unit equivalents or other entitlements with respect to water, wastewater, and other utility services, certificates, licenses, zoning variances, permits, and no-action letters from each Governmental Authority required: (a) to evidence compliance by Borrower and all Improvements constructed or to be constructed on the Mortgaged Property with all Legal Requirements applicable to the Mortgaged Property; (b) for the construction and/or development of any Improvements on the Mortgaged Property or rehabilitation thereof, if applicable (c) to develop and/or operate the Mortgaged Property as a commercial and/or residential project, as the case may be; (iii) financing arrangements relating to the financing of or the purchase of all or any portion of the Mortgaged Property by future purchasers; (iv) Economic Incentives or similar agreements or understandings; (v) agreements relating in any way to the construction, development or rehabilitation of the Land or Improvements or provision of materials therefor including, without limitation, all Construction Contracts; (vi) contracts with architects or engineers or others for the preparation or provision of any Plans, including all amendments and supplements to and renewals and extensions of such contracts at any time made; and (vii) all other contracts which in any way relate to the use, enjoyment, occupancy, operation, maintenance, repair, management or ownership of the Mortgaged Property (save and except any and all Leases).

Cure Period:  As defined in Section 7.1(b) hereof.

Debt Service Coverage Ratio:  As defined in Exhibit B hereof.

Debtor Relief Laws:  Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts or similar laws affecting the rights of creditors.

Default:  Any condition or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

Default Interest Rate:  The rate of interest specified in the Note to be paid by Borrower from and after the occurrence of an Event of Default but in no event in excess of the Maximum Lawful Rate.

Demolition Commencement Date:  The earlier of:  (i) the date provided in that certain notice provided by Borrower to General Contractor instructing General Contractor to proceed under the Demolition Contract, or (ii) July 15, 2014.

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Design Professional:  Any Person, if any, with whom Borrower contracts for the provision of planning, design, architectural, engineering or other similar services relating to the construction of the Improvements, including, without limitation: Kobi Karp Architecture & Interior Design, Inc., Franyie Engineers, Inc. and Youssef Hachem Consulting Engineering.

Designated Initial Land Value:  The lesser of (1) TEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($10,500,000.00), or (2) the Appraised Value on an "as is" basis of the Land.

Developer's Fee Allocation:  As defined in Section 3.5 hereof.

Disposition:  Any sale, lease (except as expressly permitted pursuant to the Loan Documents), exchange, assignment, conveyance, transfer, pledge, collateral assignment, trade or other disposition of all or any part of the Mortgaged Property (or any interest therein) or all or any part of the beneficial ownership interest, held directly or indirectly, in Borrower (if Borrower is a corporation, limited liability company, limited liability partnership, general partnership, limited partnership, joint venture, trust, or other type of business association or legal entity).

Draw Request:  A request by Borrower to Lender for an Advance.

Draw Request Form:  The form of Draw Request containing such information as Lender may require.

Economic Incentives:  Collectively, the right, title and interest of Borrower or any Affiliate of Borrower in the Economic Incentive Agreements, but only to the extent assignable, and all of Borrower's rights and the rights of any Affiliate of Borrower to receive payments, receipts, refunds, revenues, interest, municipal personnel or services or other rights whatsoever under any of the Economic Incentive Agreements.

Economic Incentive Agreements:  All agreements or understandings with any Governmental Authorities, whether now existing or hereafter in effect pursuant to which any Economic Incentives are provided or are to be provided to Borrower or relative to the Land to any Affiliate of Borrower including, without limitation, agreements relative to Tax Increment Financing.

Economic Incentive Payments:  The right, title and interest of Borrower or any Affiliate of Borrower in any payments paid or to be paid to Borrower or any Affiliate of Borrower pursuant to any of the Economic Incentive Agreements.

Environmental Indemnity Agreement:  That certain Environmental Indemnity Agreement of even date herewith executed by Borrower for the benefit of Lender.

ERISA:  The Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 etseq., as amended, and any and all successor statutes thereof.

Event of Default:  Any happening or occurrence described in Section 7.1 hereof.

Extension Fee:  A fee to be paid by Borrower to Lender in order to exercise each of the First Extension Option and the Second Extension Option in the amount equal to the product of twenty-five hundredths of one percent (0.25%) multiplied by the sum of (i) the Outstanding Principal Balance as of the date of such exercise and (ii) any then unadvanced portions of the Loan Amount.

Financing Statement:  The financing statement or financing statements (on Standard Form UCC-1 or otherwise) identifying Borrower as "debtor" or as "borrower" or similar in connection with the Loan Documents.

First Extended Maturity Date:  The date that is twelve (12) months after the Original Maturity Date.

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First Extension Option:  As defined in Section 2.3(a) hereof.

First Extension Period:  A single period of twelve (12) months commencing on the day after the Original Maturity Date.

First Extension Request:  As defined in Section 2.3(a) hereof.

Fixtures:  All materials, supplies, equipment, systems, apparatus, and other items now owned or hereafter acquired by Borrower and now or hereafter attached to, installed in, or used in connection with (temporarily or permanently) any of the Improvements or the Land, which are now owned or hereafter acquired by Borrower and are now or hereafter attached to the Land or the Improvements, including, but not limited to, any and all partitions, dynamos, window screens and shades, draperies, rugs and other floor coverings, awnings, motors, engines, boilers, furnaces, pipes, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, swimming pools, heating, ventilating, refrigeration, plumbing, laundry, lighting, generating, cleaning, waste disposal, transportation (of people or things, including but not limited to, stairways, elevators, escalators, and conveyors), incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, lighting, traffic control, waste disposal, raw and potable water, gas, electrical, storm and sanitary sewer, telephone and cable television facilities, and all other utilities whether or not situated in easements, together with all accessions, appurtenances, replacements, betterments, and substitutions for any of the foregoing and the proceeds thereof.

GAAP:  Generally accepted accounting principles, applied on a consistent basis, as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board or their respective successors and which are applicable in the circumstances as of the date in question.  Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in preceding periods.

Governmental Authority:  Any and all applicable courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) or for any quasi-governmental units (development districts or authorities).

Guarantor (individually and/or collectively, as the context may require):  Owens Realty Mortgage, Inc., a Maryland corporation, Owens Financial Group, Inc., a California corporation, and any other party guaranteeing the repayment of all or any part of the Indebtedness, the satisfaction of, or continued compliance with, all or any part of the Obligations, or both.

Guarantor Financial Covenants:  Those certain covenants of Guarantor provided in:  (i) Section 3.9 of the Guaranty-Carve-Out, (ii) Section 3.9 of the Guaranty-Completion or (iii) Section 3.9 of that certain Guaranty-General Payment.

Guaranty (individually and/or collectively as the context may require):  That or those instruments of guaranty, if any, now or hereafter in effect from Guarantor to Lender guaranteeing the repayment of all or any part of the Indebtedness, the satisfaction of, or continued compliance with, all or any portion of the Obligations or both, including, without limitation, that certain Guaranty-Carve-Out, Guaranty-Completion, and Guaranty-Repayment.

Guaranty-Carve-Out:  That certain Guaranty (Carveout) of even date herewith executed by Guarantor for the benefit of Lender with respect to certain specified recourse obligations of Guarantor thereunder.

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Guaranty-Completion:  That certain Guaranty (Completion) of even date herewith executed by Guarantor for the benefit of Lender with respect to certain construction and related obligations all as more particularly described therein.

Guaranty-Repayment:   That certain Guaranty  (Repayment) of even date herewith executed by Guarantor for the benefit of Lender.

Impositions:  (i) All real estate and personal property taxes, charges, assessments, standby fees, excises and levies and any interest, costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Mortgaged Property or the ownership, use, occupancy or enjoyment thereof, or any part thereof, or the sidewalks, streets or alleyways adjacent thereto; (ii) any charges, fees, license payments or other sums payable for or under any easement, license or agreement maintained for the benefit of the Mortgaged Property; (iii) water, gas, sewer, electricity and other utility charges and fees relating to the Mortgaged Property; and (iv) assessments and charges arising under any subdivision, condominium, planned unit development or other declarations, restrictions, regimes or agreements affecting the Mortgaged Property.

Impositions Reserve:  As defined in Section 6.6 hereof.

Improvements:  Any and all improvements of any kind or nature all as more particularly described in the Plans, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed or constructed upon the Land or any part thereof, including, without limitation, that certain one hundred sixty (160) unit Class A apartment building.

Indebtedness:  (i) The principal, interest and other sums evidenced by the Note or the Loan Documents; (ii) any other amounts, payments or premiums payable under the Loan Documents; (iii) such additional or future sums (whether or not obligatory), with interest thereon, as may hereafter be borrowed by, or advanced from Lender to, its successors or assigns, by the then record owner of the Mortgaged Property, when evidenced by a promissory note which, by its terms, is secured by the Lien Instrument (it being contemplated by Borrower and Lender that such future indebtedness may be incurred); (iv) any and all other indebtedness, obligations and liabilities of any kind or character of Borrower to Lender, now or hereafter existing, absolute or contingent, due or not due, arising by operation of law or otherwise, direct or indirect, primary or secondary, joint, several, joint and several, fixed or contingent, secured or unsecured by additional or different security or securities, including indebtedness, obligations and liabilities to Lender of Borrower as a member of any partnership, joint venture, trust or other type of business association or other legal entity, and whether incurred by Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise; and (v) any and all renewals, modifications, amendments, restatements, rearrangements, consolidations, substitutions, replacements, enlargements and extensions thereof, it being contemplated by Borrower and Lender that Borrower may hereafter become indebted to Lender in further sum or sums.

Initial Advance:  The Advance to be made at the time Borrower satisfies the conditions set forth in Section 3.2 of this Agreement.

Inspecting Person:  A Person designated by Lender from time to time who may inspect the Improvements from time to time for the benefit of Lender.

Insured Casualty:  As defined in Section 6.4 hereof.

Interest Allocation:  As defined in Section 3.5 hereof.

Land:  The real property or interest therein described in Exhibit A attached hereto and incorporated herein by reference, together with all rights, titles, interests and privileges of Borrower in and to (i) all streets, ways, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to such real property or the improvements thereon; (ii) any strips or gores of real property between such real property and abutting or adjacent properties; (iii) all water, water rights and water courses which are appurtenant to, located on, under or above or used in connection with the Mortgaged Property, or any part thereof, whether adjudicated or unadjudicated, conditional or absolute, tributary, or non-tributary, surface or underground, designated or undesignated; (iv) timber, crops, pertaining to such real property; and (v) all appurtenances and all reversions and remainders in or to such real property.

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Leases:  The right, title and interest of Borrower in any and all leases, master leases, subleases, licenses, concessions, or other agreements (whether written or oral, now or hereafter in effect) which grant to third parties a possessory interest in and to, or the right to use or occupy, all or any part of the Mortgaged Property, together with all security and other deposits or payments made in connection therewith, whether entered into before or after the filing by or against Borrower of any petition for relief under the United States Bankruptcy Code, 11 U.S.C. §101, et seq., as amended.

Legal Requirements:  Any and all (i) present and future judicial decisions, statutes (including Architectural Barrier Laws, environmental laws and Prescribed Laws), laws, rulings, rules, regulations, orders, writs, injunctions, decrees, permits, certificates or ordinances of any Governmental Authority in any way applicable to Borrower, any Constituent Party, Guarantor or the Mortgaged Property, including, without limiting the generality of the foregoing, the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof; (ii) covenants, conditions and restrictions contained in any deeds, other forms of conveyance or in any other instruments of any nature that relate in any way or are applicable to the Mortgaged Property or the ownership, use or occupancy thereof; (iii) presently or subsequently effective bylaws and articles of incorporation, operating agreement and articles of organization or partnership, limited partnership, joint venture, trust or other form of business association agreement of Borrower or Guarantor; (iv) Leases; (v) Contracts; and (vi) leases, other than those described in (iv) above, and other contracts (written or oral), other than those described in (v) above, of any nature that relate in any way to the Mortgaged Property and to which Borrower or Guarantor may be bound, including, without limiting the generality of the foregoing, any lease or other contract pursuant to which Borrower is granted a possessory interest in and to the Land and/or the Improvements.

Lien Instrument:  That certain Mortgage, Security Agreement and Fixture Filing of even date herewith executed by Borrower for the benefit of Lender to secure the payment of the Indebtedness and performance of the Obligations.

Loan:  The loan evidenced by the Note and governed by this Agreement.

Loan Amount:  TWENTY-ONE MILLION THREE HUNDRED FOUR THOUSAND AND NO/100 DOLLARS ($21,304,000.00).

Loan Documents:  This Agreement, the Note, the Lien Instrument, the Environmental Indemnity Agreement, the Guaranty, the Post Closing Agreement and any and all other agreements, documents and instruments now or hereafter executed by Borrower, Guarantor or any other Person or party in connection with the Loan evidenced by the Note or in connection with the payment of the Indebtedness or the performance and discharge of the Obligations, together with any and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements, extensions and supplements hereof and thereof.

Loan-to-Value Ratio:  As of the date of any determination thereof, the quotient of (i) the sum of the then Outstanding Principal Balance plus any as yet unadvanced amounts, divided by (ii) the then Appraised Value.

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Material Adverse Change:  Any event, circumstance, fact, condition, development or occurrence that has had or could be reasonably expected to have a material and adverse effect on any of:  (i) the business, operations, financial condition, liabilities, assets, results of operations, capitalization, or liquidity of Borrower, Guarantor or any Constituent Party; (ii) the value of the Mortgaged Property; (iii) the ability of Borrower or Guarantor (or any Persons comprising Borrower or Guarantor), to pay and perform the Indebtedness or the other Obligations; or (iv) the validity, enforceability or binding effect of any of the Loan Documents.

Maturity Date:  The Original Maturity Date as such may have been extended pursuant to Section 2.3 hereof, subject, however, to the right of acceleration as herein provided and as provided elsewhere in the Loan Documents.

Maximum Lawful Rate:  The maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all charges made in connection with the transaction evidenced by the Note and the other Loan Documents.  To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Note and/or the Loan, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended.  To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate.  Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

Minerals:  All right, title and interest of Borrower in and to all substances in, on, under or above the Land which are now, or may become in the future, intrinsically valuable and which now or may be in the future enjoyed through extraction or removal from the Land, including, without limitation, oil, gas, all other hydrocarbons, coal, lignite, carbon dioxide, all other non-hydrocarbon gases, uranium, all other radioactive substances, gold, silver, copper, iron and all other metallic substances or ores.

Mortgaged Property:  The Land, Minerals, Fixtures, Improvements, Personalty, Economic Incentives, Contracts, Leases, Rents, Reserves, Plans and Construction Contracts, and any interest of Borrower now owned or hereafter acquired in and to the foregoing, together with any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Indebtedness or the performance and discharge of the Obligations, together with any and all proceeds of any of the foregoing.  As used in this Agreement, the term "Mortgaged Property" shall be expressly defined as meaning all or, where the context permits or requires, any part of the above and all or, where the context permits or requires, any interest therein.

Net Cash Flow:  Borrower's net cash flow from the Mortgaged Property for any particular calendar month calculated on a cash basis inclusive of all cash or cash equivalent revenue of any nature whatsoever collected by Borrower in such calendar month and net of (i) all payments by Borrower to Lender during such month of principal and/or interest on the Loan pursuant to the Note, and (ii) all bona fide, third party, ordinary operating expenses paid by Borrower with respect to the Mortgaged Property during such month.  Payment of interest or other costs by Borrower using monies from an Advance shall not serve as a deduction pursuant to items (i) or (ii) above.  Net Cash Flow shall be verified by Lender in Lender's reasonable discretion.

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Note:  That certain Promissory Note of even date herewith in the principal sum of the Loan Amount (together with any and all renewals, modifications, reinstatements, enlargements or extensions thereof) executed and delivered by Borrower payable to the order of Lender, evidencing the Loan.

Notice of Commencement:  As defined in Section 5.20 hereof.

Notice of Termination:  As defined in Section 5.21 hereof.

Obligations:  Any and all of the covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower, Guarantor or any other Person or party to the Loan Documents to Lender or others as set forth in the Loan Documents.

Operating Account:  As defined in Section 5.31 hereof.

Operating Loss Allocation:  As defined in Section 3.5 hereof.

Original Maturity Date:  The date that is thirty-six (36) months from the effective date hereof.

Origination Fee:  The sum of one percent (1%) of the Loan Amount to be paid by Borrower to Lender pursuant to the applicable provisions of this Agreement.

Outstanding Principal Balance:  As of the date of determination thereof, the amount of principal then advanced and outstanding and payable by Borrower to Lender in accordance with the Note and this Agreement.

Payment Date:  The first (1st) day of each and every calendar month during the term of the Loan; provided, however, to the extent any Payment Date should fall on a day which is not a Business Day, such Payment Date shall be deemed to be the immediately succeeding Business Day.

Permitted Change:  A modification to the Plans, a Construction Contract or both which (i) is not structural in nature; (ii) does not decrease the rentable area of the Improvements or otherwise diminish the revenue generation capabilities of the Improvements; (iii) modifies the aggregate cost of the Mortgaged Property (or causes a reallocation of costs within the Budget) by less than Twenty-Five Thousand and No/100 Dollars ($25,000.00) in the singular and less than Two Hundred and Fifty Thousand and No/100 Dollars ($250,000.00) in the aggregate with all prior Permitted Changes; (iv) does not cause the Improvements to be in violation of any Legal Requirements; (v) is described by written notice to Lender (including a copy of any change order) no later than five (5) days following its implementation; and (vi) has been approved by, to the extent applicable all sureties under payment or performance bonds, if any, covering such Construction Contract and all required Governmental Authority.

Permitted Disposition:  The transfer of an interest in Borrower that:

(i)           occurs by inheritance, devise, bequest or by operation of law upon the death of a natural person who is the owner of a direct or indirect ownership interest in Borrower; or

(ii)           is to a trust, partnership or other entity for family estate planning purposes; or

(iii)           constitutes an assignment of limited partner interests or other non-management beneficial ownership interests in Borrower so long as (a) the general partner or managing member, as applicable, of Borrower, the ultimate ownership of such general partner and/or managing member of Borrower and the day-to-day management of Borrower do not change, (b) such assignment does not result in (taking into consideration any previous assignments) a change in excess of forty-nine percent (49%) of the ultimate beneficial ownership interest in Borrower (subject to Lender's credit review process described hereinbelow);

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provided, however, in order for any such transfer of an interest to qualify as a Permitted Disposition such a transfer must further (1) not constitute a Material Adverse Change, (2) not result (either singularly or in the aggregate with prior assignments) in any party as to which Lender has not undertaken its normal credit review process becoming an owner, directly or indirectly, in twenty percent (20%) or more of Borrower and (3) be the subject of written notice to Lender within ten (10) days of such assignment together with copies of all applicable assignment documents.

Permitted Exceptions:  Has the meaning set forth in the Lien Instrument.

Person:  Any corporation, limited liability company, limited liability partnership, general partnership, limited partnership, firm, association, joint venture, trust or any other association or legal entity, including any public or governmental body, quasi-governmental body, agency or instrumentality, as well as any natural person.

Personalty:  All of the right, title and interest of Borrower in and to (i) furniture, furnishings, equipment, machinery, tangible personal property, and goods located within, used in the operation of or derived from the Improvements, (ii) crops, farm products, timber and timber to be cut and extracted Minerals; (iii) general intangibles (including payment intangibles), money, insurance proceeds, accounts, contract and subcontract rights, trademarks, trade names, copyrights, monetary obligations, chattel paper (including electronic chattel paper), instruments, investment property, documents, letter of credit rights, inventory and commercial tort claims; (iv) all cash funds, fees (whether refundable, returnable or reimbursable), deposit accounts or other funds or evidences of cash, credit or indebtedness deposited by or on behalf of Borrower with any governmental agencies, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, Improvements, Fixtures, Contracts, or Personalty, including but not limited to those for any vacation of, or change of grade in, any streets affecting the Land or the Improvements and those for municipal utility district or other utility costs incurred or deposits made in connection with the Land; (v) the Construction Contracts, Plans and all building and construction materials and equipment; and (vi) all other personal property of any kind or character as defined in and subject to the provisions of the Code (Article 9 - Secured Transactions); any and all of which are now owned or hereafter acquired by Borrower, and which are now or hereafter situated in, on or about the Land or the Improvements, or used in or necessary to the complete and proper planning, design, development, construction, financing, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use in or on the Land or the Improvements, together with all accessions, replacements and substitutions thereto or therefor and the proceeds thereof.

Plans:  Collectively, the plans and specifications, shop drawings or other technical descriptions prepared for the development of the Land or construction or rehabilitation of the Improvements, as applicable, prepared by Borrower or the Design Professional and approved by Lender as required herein, by all applicable Governmental Authorities and by any party to the Construction Contract with a right of approval, all amendments and modifications thereof approved in writing by the same, and all other design, engineering or architectural work, test reports, surveys, shop drawings and related items.

Post Closing Agreement: That certain Post Closing Agreement dated of even date herewith executed by and between Borrower and Lender.

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Prescribed Laws:  Any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates, orders and ordinances of any Governmental Authority relating to terrorism or money laundering, including, without limiting the generality of the foregoing, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Pub. L. No. 107-56); the Trading with the Enemy Act (50 U.S.C.A. App. 1 etseq.); the International Emergency Economic Powers Act (50 U.S.C.A. § 1701-06); Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (relating to "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism") and the United States Treasury Department's Office of Foreign Assets Control list of "Specifically Designated Nationals and Blocked Persons" (as published from time to time in various mediums.)

Project Costs: The sum of the following: (i) the Designated Initial Land Value, (ii) the hard and soft costs to construct and complete the Improvements, (iii) all other costs incurred relative to the Mortgaged Property including all costs of a character identified on the Budget and (iv) the amount of the costs necessary to close the Loan, including, without limitation, reasonable attorney's fees and title costs.

Property Management Agreement:  As defined in Section 5.32 hereof.

Property Manager.  As defined in Section 5.32 hereof.

Regulatory Authority:  As defined in Section 2.5 hereof.

Rents:  All of the rents, revenues, royalties, income, issues, proceeds, bonus monies, profits, security and other types of deposits (after Borrower acquires title thereto) and other benefits paid or payable by parties to the Leases and/or Contracts (other than Borrower) for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying all or any portion of the Mortgaged Property.

Replacement Reserve:  As defined on Exhibit B hereof.

Replacement Reserve Repairs:  All capital improvements, repairs and replacements performed at the Mortgaged Property, including the performance of work to the roofs, chimneys, gutters, downspouts, paving, curbs, ramps, driveways, balconies, porches, patios, exterior walls, exterior doors and doorways, windows, carpets, appliances, fixtures, elevators and mechanical and HVAC equipment.

Reserves:  All sums on deposit or due under any of the Loan Documents now or hereafter executed by Borrower for the benefit of Lender including (i) the accounts into which the Reserves have been deposited (including, without limitation, the Impositions Reserve, Replacement Reserve, Cash Flow Reserve and the Borrower's Deposit); (ii) all insurance on said accounts; (iii) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto; (iv) all sums now or hereafter therein or represented thereby; (v) all replacements, substitutions or proceeds thereof; (vi) all instruments and documents now or hereafter evidencing the Reserves or such accounts; (vii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom); and (viii) all proceeds of the foregoing.

Restoration Casualty:  An Insured Casualty which (i) occurs prior to that date that is nine (9) months prior to the Maturity Date; (ii) has a likely cost of full restoration of the Improvement as determined by Lender not exceeding Five Hundred Thousand and No/100 Dollars ($500,000.00); (iii) relates to damage to the Improvements that is less than twenty-five percent (25%) of the net rentable square feet of the Mortgaged Property; (iv) occurs when no Event of Default has occurred and is then continuing; and (v) is such that in the reasonable judgment of Lender (1) the Mortgaged Property can be restored within six (6) months to an economic unit no less valuable than the same was prior to the Insured Casualty, (2) such restoration can be substantially completed no later than six (6) months preceding the Maturity Date, and (3) the Mortgaged Property shall continue, throughout the period of restoration, to adequately secure the outstanding balance of the Loan.

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Second Extension Option:  As defined in Section 2.3 hereof.

Second Extension Period:  A single period of twelve (12) months commencing on the day after the First Extended Maturity Date.

Second Extension Request:  As defined in Section 2.3(b) hereof.

Security Agreement:  All security agreements, whether contained in the Lien Instrument, this Agreement, a separate security agreement or otherwise creating a security interest in all personal property and fixtures of Borrower (including replacements, substitutions and after-acquired property) now or hereafter situated in or upon the Land or Improvements, or used or intended to be used in the operation thereof, to secure the Loan.

Stabilization:  Lender's written verification that (i) Completion has occurred and all conditions specified in Section 3.4 hereof are satisfied, and (ii) Borrower's provision of a Compliance Certificate indicating a Debt Service Coverage Ratio (as verified by Lender) of greater than 1.25 with respect to the Mortgaged Property.

Subordinate Lien Instrument:  Any mortgage, deed of trust, lien instrument, pledge, lien (statutory, constitutional or contractual), security interest, encumbrance or charge, conditional sale or other title retention agreement, covering all or any part of the Mortgaged Property executed and delivered by Borrower, the lien of which is subordinate and inferior to the lien of the Lien Instrument.

Survey:  As defined in Section 5.15 hereof.

Tax and Insurance Allocation:  As defined in Section 3.5 hereof.

Tax Increment Financing:  Any Economic Incentive which provides partial payment for or reimbursement of any and all infrastructure improvements based upon incremental real estate tax value increases within a designated area and during a certain period of time with respect to all or any portion of the Land, whether for the benefit of Borrower or any Affiliate of Borrower, and whether now in existence of hereafter in effect.

Title Company:  Fidelity National Title Insurance Company, through its issuing agent, Shumaker, Loop & Kendrick, LLP issuing the Title Insurance, which shall be acceptable to Lender in its sole and absolute discretion.

Title Insurance:  One or more title insurance commitments, binders or policies, as Lender may require, issued by the Title Company, on a coinsurance or reinsurance basis (with direct access endorsement or rights) if and as required by Lender, in the maximum amount of the Loan insuring or committing to insure that the Lien Instrument constitutes a valid lien covering the Land and Improvements subject only to those exceptions which Lender may approve.

Section 1.2. Additional Definitions.  As used herein, the following terms shall have the following meanings:  (i) "Hereof," "hereby," "hereto," "hereunder," "herewith" and similar terms mean of, by, to, under and with respect to this Agreement or to the other documents or matters being referenced; (ii) "heretofore" means before, "hereafter" means after, and "herewith" means concurrently with the date of this Agreement; (iii) all pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require; (iv) "including" means including without limitation; (v) and all terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require.

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ARTICLE II

THE LOAN

Section 2.1. Agreement to Lend.  Lender hereby agrees to lend up to but not in excess of the Loan Amount to Borrower, and Borrower hereby agrees to borrow such sum from Lender, all upon and subject to the terms and provisions of this Agreement, such sum to be evidenced by the Note.  Borrower's liability for repayment of the interest on account of the Loan shall be limited to and calculated with respect to Loan proceeds actually disbursed to Borrower pursuant to the terms of this Agreement and the Note and only from the date or dates of such disbursements.  Lender may, in Lender's discretion, disburse Loan proceeds by journal entry to pay interest and financing costs and disburse Loan proceeds directly to third parties to pay costs or expenses required to be paid by Borrower pursuant to this Agreement.  Loan proceeds disbursed by Lender by journal entry to pay interest or financing costs, and Loan proceeds disbursed directly by Lender to pay costs or expenses required to be paid by Borrower pursuant to this Agreement, shall constitute Advances to Borrower.

Section 2.2. Promise to Pay and Perform; Time of Essence.  Borrower will pay the Indebtedness as and when specified in the Note and the other Loan Documents, and will perform and discharge all of the Obligations, in full and on or before the date same are to be performed.  Time is of the essence with respect to each and every promise, covenant or obligation of Borrower specified in the Loan Documents.

Section 2.3. Extension Options.

(a) First Extension Option.  Borrower shall have the right and option to extend the Original Maturity Date to the First Extended Maturity Date.  Such First Extension Option shall be granted to Borrower only if all of the following conditions have been simultaneously satisfied as of the commencement date of the First Extension Period (unless an earlier date is specified hereinbelow):

(1) Receipt by Lender of a written request of Borrower (the "First Extension Request") given to Lender not less than forty-five (45) days prior to the Original Maturity Date but not more than ninety (90) days prior to the Original Maturity Date;

(2) Borrower's satisfaction of all those requirements contained in Section 3.4 hereof and Lender's determination that Completion has occurred;

(3) payment to Lender, in cash, of the Extension Fee with respect to said First Extension Option;

(4) no Event of Default shall have occurred and be then existing;

(5) no Material Adverse Change shall have occurred;

(6) receipt by Lender (at Borrower's sole cost and expense) in form and substance reasonably acceptable to Lender as of the date of the First Extension Request of an appraisal evidencing an Appraised Value resulting in a Loan-to-Value Ratio less than or equal to sixty percent (60%);

(7) to the extent Lender shall have determined that any of the Reserves are then currently underfunded in Lender's reasonable discretion, then Borrower shall have effectuated additional deposits into such Reserves to satisfy such concern; and

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(8) Borrower shall have provided Lender with a then current Compliance Certificate including written evidence reasonably satisfactory to Lender that the Debt Service Coverage Ratio shall then equal or exceed 1.25

(b) Second Extension Option.  In the event Borrower has exercised its option described in Section 2.3(a) to Lender’s satisfaction, then Borrower shall have the right and option to extend the First Extended Maturity Date to a date ending upon the expiration of the Second Extension Period.  Such Section Extension Option shall be granted to Borrower only if all of the following conditions have been simultaneously satisfied as of the commencement date of the Second Extension Period (unless an earlier date is specified hereinbelow)

(1) Receipt by Lender of a written request of Borrower (the "Second Extension Request") given to Lender not less than forty-five (45) days prior to the Original Maturity Date but not more than ninety (90) days prior to the First Extended Maturity Date;

(2) payment to Lender, in cash, of the Extension Fee with respect to said Second Extension Option;

(3) no Event of Default shall have occurred and be then existing;

(4) no Material Adverse Change shall have occurred;

(5) receipt by Lender (at Borrower's sole cost and expense) in form and substance reasonably acceptable to Lender as of the date of the Second Extension Request of an appraisal evidencing an Appraised Value resulting in a Loan-to-Value Ratio less than or equal to sixty percent (60%);

(6) to the extent Lender shall have determined that any of the Reserves are then currently underfunded in Lender's reasonable discretion, then Borrower shall have effectuated additional deposits into such Reserves to satisfy such concern; and

(7) Borrower shall have provided Lender with a then current Compliance Certificate including written evidence reasonably satisfactory to Lender that the Debt Service Coverage Ratio shall then equal or exceed 1.25.

Section 2.4. Application of Proceeds.  Unless specifically otherwise provided in the Loan Documents, Lender shall be entitled to apply any proceeds or payments or other sums received (including, without limitation, any rents, applied reserves, insurance or condemnation proceeds or other proceeds of sale, lease or other disposition of all or any portion of the Mortgaged Property) in such order and priority against the Indebtedness and Obligations as Lender may reasonably elect; provided, however, absent the election to the contrary by Lender such proceeds or payments shall be applied in the following order and priority:  (i) to the payment of all expenses of advertising, selling, and conveying the Mortgaged Property or part thereof, and/or prosecuting or otherwise collecting Rents, proceeds, premiums, or other sums including reasonable attorneys' fees; (ii) to the remainder of the Indebtedness as follows:  first, to the remaining accrued but unpaid interest, second, to the matured portion of principal of the Indebtedness, and third, to prepayment of the unmatured portion, if any, of principal of the Indebtedness applied to installments of principal in inverse order of maturity; (iii) the balance, if any and to the extent applicable, remaining after the full and final payment of the Indebtedness and full performance and discharge of the Obligations to the holder of any inferior liens covering the Mortgaged Property, if any, in order of the priority of such inferior liens (Lender shall hereby be entitled to rely exclusively upon a commitment for title insurance issued to determine such priority); and (iv) the cash balance, if any, to Borrower.  The application of proceeds of sale or other proceeds as otherwise provided herein shall be deemed to be a payment of the Indebtedness like any other payment.  The balance of the Indebtedness remaining unpaid, if any, shall remain fully due and owing in accordance with the terms of the Note or the other Loan Documents.  The application of proceeds described herein shall not apply to any proceeds which may be realized by Lender with respect to any of the Mortgaged Property following a foreclosure (or foreclosures) of the Lien Instrument.

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Section 2.5. Loan Limitation.

(a) It is expressly agreed and understood that Borrower shall not request, and Lender shall have no obligation to fund, any Advance in excess of the lesser of (i) the actual construction costs incurred by Borrower for which such Advance is provided or (ii) the budgeted amount of such costs in accordance with the Budget; and

(b) If, as a result of the occurrence of a Material Adverse Change, any test appraisal is required by Lender, the Federal Deposit Insurance Corporation, the Office of Comptroller of Currency or any other governmental entity or quasi-governmental entity which has the authority and power to regulate the business and other activities of Lender ("Regulatory Authority"), Borrower shall, within sixty (60) days following a written request therefor by Lender, furnish to Lender (at Borrower's sole cost and expense) an appraisal in form, substance and by an appraising firm acceptable to Lender and, if applicable, the Regulatory Authority requiring such appraisal pursuant to this Section 2.5(b), provided that Borrower shall not be required to furnish more than one (1) such test appraisals in any calendar year unless there is an Event of Default, Insured Casualty, condemnation proceeding for the Land, or Borrower exercises its First Extension Option or its Second Extension Option.  In the event Borrower should fail to timely provide an acceptable appraisal of the Mortgaged Property pursuant to this Section, then, and in such event, Lender shall be entitled to obtain its own appraisal of the Mortgaged Property at Borrower's sole cost and expense.  Lender shall further be entitled, at any time, to obtain an appraisal on its own, and at its own expense, and any such appraisal obtained by Lender may be utilized by Lender (even in lieu of other available appraisals) to undertake any loan-to-value calculations described in the Loan Documents.

Section 2.6. Equity Requirements.  Borrower agrees to provide an aggregate equity contribution of no less than an amount equal to the greatest of (i) TEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($10,500,000.00), (ii) thirty-three percent (33.0%) of the Project Costs, or (iii) the Project Costs less the Loan Amount.  All cash equity contributions to be provided pursuant to this Section or otherwise shall be funding into the designated account indicated in Section 5.31.

Section 2.7. Not Revolver.  This Loan facility is not intended, in whole or in part, to be "revolving" in nature and it is expressly agreed that no principal amount repaid by Borrower may be reborrowed by Borrower.

ARTICLE III

ALLOCATIONS AND ADVANCES

Section 3.1. General Provisions with Respect to Allocations and Advances.  The purposes for which Loan proceeds are allocated and the respective amounts of such Allocations are set forth in the Budget.  The Allocations shall be disbursed only for the purposes set forth in the Budget as the same may be modified from time to time by change orders approved by Lender in writing or otherwise permitted pursuant to the terms of this Agreement.

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(a) Limitation on Advances.  Lender shall not be obligated to make an Advance for an Allocation set forth in the Budget to the extent that the amount of the Advance for such Allocation would, when added to all prior Advances for such Allocation, exceed the total of such Allocation as set forth in the Budget.  To the extent that Loan proceeds disbursed by Lender pursuant to the Allocations are insufficient to pay all costs required for the acquisition, development, construction and completion of the Mortgaged Property, Borrower shall pay such excess costs with funds derived from sources other than the Loan.  Under no circumstances shall Lender be required to disburse any proceeds of the Loan in excess of the Loan Amount.

(b) Reallocations.  Except for a Permitted Change, Lender reserves the right, at its option, to disburse Loan proceeds allocated to any of the Allocations for such other purposes or in such different proportions as Lender may, in its sole discretion, deem necessary or advisable.  Borrower shall not be entitled to require that Lender reallocate funds among the Allocations.

(c) Withholding.  Lender may withhold from an Advance or, on account of subsequently discovered evidence, withhold from a later Advance under this Agreement or require Borrower to repay to Lender the whole or any part of any earlier Advance to such extent as may be necessary to protect Lender from loss on account of (i) defective work not remedied or requirements of this Agreement not performed; (ii) liens filed or reasonable evidence indicating probable filing of liens; (iii) failure of Borrower to make payments to subcontractors for material or labor; or (iv) a reasonable doubt that the construction can be completed for the balance of the Loan Amount then undisbursed.  When all such grounds are removed, payment shall be made of any amount so withheld because of them.

(d) Advance Not A Waiver or Acceptance.  No Advance of the proceeds of the Loan shall constitute a waiver of any of the conditions of Lender's obligation to make further Advances, nor, in the event Borrower is unable to satisfy any such condition, shall any such Advance have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default.  The making of any Advance or part thereof shall also not be deemed an approval or acceptance by Lender of any work done.

(e) Time and Place of Advances.  All Advances are to be made at the office of Lender, or at such other place as Lender may designate; and Lender shall require ten (10) days' prior notice in writing before the making of any such Advance.  Lender shall not be obligated to undertake any Advance hereunder more than once in any 30-day period.  Except as set forth in this Agreement, all Advances are to be made by direct deposit into either the Construction Account or the Operating Account.  In the event Borrower shall part with or be in any manner whatever deprived of Borrower's interests in and to the Land, Lender may, at Lender's option but without any obligation to do so, continue to make Advances under this Agreement, and subject to all its terms and conditions, to such Person or Persons as may succeed to Borrower's title and interest and all sums so disbursed shall be deemed Advances under this Agreement and secured by the Lien Instrument and all other liens or security interests securing the Loan.

(f) Retainage.  An amount equal to ten percent (10%) of the cost of construction of the Improvements shall be retained by Lender and shall be paid over by Lender to Borrower, provided that no lien claims are then filed against the Mortgaged Property, when all of the requirements for the final Advance specified in Section 3.4 have been satisfied; provided, however, that Borrower may request Lender to release up to half of the retained portion to any subcontractor that has fully performed under its contract if all of the following conditions precedent have been satisfied: (i) Design Professional shall certify in writing to Lender that all of the work provided for in the applicable subcontract(s) has been substantially completed in accordance with the Plans and that all supplies to be delivered by such subcontractor have been delivered (subject to Lender’s independent verification); (ii) if and to the extent required by Lender, the subcontractor shall have supplied Lender with full and complete waivers of all construction  lien claims, and with sworn statements listing all of the materialmen and sub-subcontractors, together with full and complete waivers of all construction lien claims and sworn statements from each of such materialmen and sub-subcontractors, all in accordance with the Florida Construction Lien Law and in form and substance satisfactory to Lender and the Title Company; (iii) all necessary governmental Authorizations of the work by such Subcontractor shall have been obtained; (iv) such subcontractor shall have completed all work and/or supplied all materials it was obligated to complete and/or supply; and (v) Contractor, Borrower and Inspecting Person shall have approved the work completed by such subcontractor, such approval not to be unreasonably withheld.

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(g) Use of Funds from Advances.  Borrower shall use the proceeds from all Advances consistent with the Budget and with Borrower's request for such Advance (once approved by Lender).

(h) Designation of Source of Funding.  To the extent any particular cost item is of a nature that it may be susceptible to funding by way of an Advance or a disbursement from one of the Reserves, Lender shall be entitled to designate which available source of funding shall be utilized with respect to any such cost item.

Notwithstanding anything herein to the contrary, no Advance of Loan Proceeds in excess of One Million and No/100 Dollars ($1,000,000.00) shall be made until such time as all outstanding items described in the Post Closing Agreement (the “Post Closing Documents”) have been received and approved by Lender.

Section 3.2. Conditions to Initial Advance.  Except as set forth in the Post Closing Agreement, the obligation of Lender to make the Initial Advance hereunder, is subject to the prior or simultaneous occurrence of each of the following conditions:

(a) Lender shall have received from Borrower all of the Loan Documents duly executed by Borrower and, if applicable, by Guarantor;

(b) Lender shall have received certified copies of resolutions of Borrower, if Borrower is a corporation, or a certified copy of a consent of partners, if Borrower is a partnership, or similar resolutions or consents, if Borrower is a limited liability company, authorizing execution, delivery and performance of all of the Loan Documents and authorizing the borrowing hereunder, along with such certificates of existence, certificates of good standing and other certificates or documents as Lender may reasonably require to evidence Borrower's authority;

(c) Lender shall have received payment of the Origination Fee;

(d) Lender shall have received evidence of the existence of payment and performance bonds for the Construction Contract, which are satisfactory to Lender in its sole discretion;

(e) Lender shall have received each and every one of its pre-closing requirements satisfied in all respects to Lender's full satisfaction including, without limitation (i) organizational documents of Borrower and any Constituent Party, (ii) evidence that the Mortgaged Property is not within a designated flood plain, or if the Mortgaged Property is within a designated flood plain, then evidence of flood insurance satisfactory to Lender, (iii) the Title Insurance, (iv) a current Survey, (v) an opinion of counsel for Borrower, (vi) the Construction Contracts (including, without limitation, a demolition contract and a guaranteed maximum price contract with a general contractor) and all other Contracts, (vii) a copy of the Plans, (viii) the demolition and building permit, (ix) current financial statements of Borrower and Guarantor, (x) such other construction information or other due diligence as Lender may require;

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(f) Borrower shall have provided and funded all equity requirements pursuant to Section 2.6 hereof to the full satisfaction of Lender; and

(g) Borrower shall have deposited One Million and No/100 Dollars ($1,000,000.00) (the “Bridge Equity”) into an account with Lender.  The Bridge Equity shall be used to fund Project Costs (including all amounts due under the demolition contract related to the Improvements) and Lender will disburse the Bridge Equity upon satisfaction of conditions in Section 3.3 hereof, until Lender receives and approves all final Post Closing Documents.  To the extent the Bridge Equity is not sufficient to fund all Project Costs incurred prior to Lender’s receipt and approval of all final Post Closing Documents, Borrower agrees to deposit additional proceeds at Lender’s direction into the Bridge Equity account in amounts determined by Lender.  Upon Lender’s review and approval of all final Post Closing Documents, Lender shall reimburse all or a portion of the Bridge Equity to Borrower to the extent such proceeds were expended in conformance with the approved Budget.  Borrower hereby unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over and confirms unto Lender, and hereby grants to Lender a security interest in the Bridge Equity.

Section 3.3. Conditions to Subsequent Advances.  The obligation of Lender to make each Advance hereunder subsequent to the Initial Advance shall be subject to the prior or simultaneous occurrence or satisfaction of each of the following conditions:

(a) the Loan Documents shall be and remain outstanding and enforceable in accordance with their terms, all as required hereunder;

(b) Borrower shall pursue efforts to have the surficial aquifer at the Land with the monitoring wells showing arsenic-affected groundwater, reclassified to a Class G-111 aquifer for the purpose of bringing the affected groundwater into conformance with applicable groundwater quality regulatory requirements. In the event Borrower is unable to have the aquifer at the Land reclassified, Borrower shall escrow with Lender the amount of $40,000 (“Environmental Escrow”) and institute a Monitoring Only Plan (“MOP”) approved by the Miami-Dade County Department of Environmental Resources Management (DERM) or the Florida Department of Environmental Protection (FDEP) which requires representative sampling to measure arsenic levels in the affected wells with the goal of obtaining a No Further Action (“NFA”) designation from DERM or FDEP for the arsenic affected groundwater. The balance of the Environmental Escrow will be released to the Borrower upon receipt by Lender of the NFA;

(c) Lender shall have received a title report dated within two (2) days of the requested Advance from the Title Company showing no state of facts objectionable to Lender, including an endorsement showing that title to the Land is vested in Borrower and that no claim for mechanics' or materialmen's liens has been filed against the Mortgaged Property, except for a Contested Item;

(d) the representations and warranties made by Borrower, as contained in this Agreement and in all other Loan Documents shall be true and correct in all material respects as of the date of each Advance; and if requested by Lender, Borrower shall give to Lender a certificate to that effect;

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(e) the covenants made by Borrower to Lender, as contained in this Agreement and in all other Loan Documents shall have been fully complied with, except to the extent such compliance may be limited by the passage of time or the completion of construction of the Improvements;.

(f) Lender shall have received a report of any changes, replacements, substitutions, additions or other modification in the list of contractors, subcontractors and materialmen involved or expected to be involved in the construction of the Improvements.

(g) Lender shall have received from Borrower a properly executed and completed Draw Request on the Draw Request Form for such Advance, completed, executed and certified by Borrower, stating (i) that the requested amount does not exceed the then unpaid cost of construction of the Improvements since the last certificate furnished hereunder (less any retainage required pursuant to Section 3.1(f) hereof), (ii) that said construction was performed in accordance with the Plans, (iii) that in the opinion of Borrower, Completion can reasonably be expected to occur on or before the Construction Completion Date for an additional cost not in excess of the amount then available under the Loan, and (iv) such other information as Lender may require from time to time;

(h) Borrower shall have furnished to Lender, from each contractor, subcontractor and materialman, an invoice, lien waiver and such other instruments and documents as Lender may from time to time reasonably specify, in form and content, and containing such certifications, approvals and other data and information, as Lender may require.  The invoice, lien waiver and other documents shall cover and be based upon work actually completed or materials actually furnished.  The lien waiver of each contractor, subcontractor and materialman shall be received by Lender simultaneously with the making of any Advance hereunder for the benefit of such contractor, subcontractor or materialman;

(i) Borrower shall have satisfied (i) the retainage requirements described in Section 3.1(f) hereof, and (ii) all such other retainage requirements as Lender may impose in light of the terms and provisions of the Construction Contracts;

(j) the Improvements shall not have been materially injured, damaged or destroyed by fire or other casualty, nor shall any part of the Mortgaged Property be subject to condemnation proceedings or negotiations for sale in lieu thereof;

(k) satisfaction of each of the conditions contained in Section 3.2 hereof;

(l) no Event of Default has occurred and is then existing;

(m) no Material Adverse Change shall have occurred;

(n) all work typically done at the stage of construction when the Advance is requested shall have been done, and all materials, supplies, chattels and fixtures typically furnished or installed at such stage of construction shall have been furnished or installed;

(o) all personal property not yet incorporated into the Improvements but which is to be paid for out of such Advance, must then be situated upon the Land, secured in a method reasonably acceptable to Lender, and Lender shall have received evidence thereof;

(p) at the request of Lender with respect to any Advance occurring after the foundation for the Improvements has been poured and established, Borrower shall provide an updated Survey approved in writing by Lender and confirming that the location of the new foundation is within the boundaries of the Land and in satisfaction of all setback and other Legal Requirements and consistent with the Plans;

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(q) Borrower shall have complied with all requirements of the Inspecting Person and all Governmental Authorities; and

(r) Borrower shall have recorded the executed Notice of Commencement as required under Section 5.20 of this Agreement.

Section 3.4. Conditions to the Final Advance.  Lender has no obligation to make the final Advance, including any retainage, unless Lender has received the following:

(a) Satisfaction of each of the conditions specified in Section 3.1, Section 3.2 and Section 3.3 hereinabove;

(b) final and unconditional Certificates of Occupancy (or their equivalent) issued by all appropriate Governmental Authorities for all parts of the Improvements;

(c) an "as-built" Survey approved in writing by Lender and complying with the requirements of Section 5.15 hereof;

(d) a written certification from the Inspecting Person in the form of AIA Document G704, executed by Borrower's general contractor and Borrower, certifying (i) that Completion has occurred; (ii) the date of Completion; (iii) that direct connection has been made to all appropriate utility facilities; (iv) that the Improvements are ready for occupancy; and (v) that no portion of the work is incomplete or defective;

(e) a complete set of "record" plans and specifications for the Improvements, certified as accurate by Borrower's general contractor;

(f) an affidavit of bills paid in the form of AIA Document G706 executed by each Contractor and any other Person Lender requires and showing no exceptions other than any Contested Item or other items to which Lender has provided its approval, such approval to be provided or withheld in Lender's sole discretion;

(g) an endorsement to the Title Insurance deleting all exceptions related to "completion of the improvements" and "pending disbursements;"

(h) a complete inventory certified by Borrower of the furniture, furnishings, fixtures and equipment owned or leased by Borrower and used in the operation of the Improvements, with leased items, if any, designated as such;

(i) Lender has received a completion certificate prepared by the Inspecting Person and executed by Borrower and the Design Professional stating that the Improvements have been completed in accordance with the Plans, together with such other evidence that no mechanics or materialmen's liens or other encumbrances have been filed and remain in effect against the Mortgaged Property and that all offsite utilities and streets have been completed to the reasonable satisfaction of Lender and any applicable Governmental Authority;

(j) evidence that ninety (90) days have elapsed since the later of (i) Completion or (ii) the date Borrower records a Notice of Termination as provided in Section 5.21, without a notice of lien claim having been made or a lien filed against any portion of the Mortgaged Property;

(k) evidence that the Improvements and their use comply in all material respects with any and all applicable zoning, subdivision, building and environmental requirements and other Legal Requirements.  Such evidence must include documentation establishing that the zoning and/or subdivision approval is based on no requirement or condition involving any real property, or rights appurtenant thereto, other than the property encumbered by the Lien Instrument, that the number of parking spaces available on or to the Land is sufficient to comply with the codes and ordinances of the city where the Land is situated or other appropriate Governmental Authority, and that all fire systems in the Improvements are installed, operational and sufficient to comply with all applicable codes and ordinances;

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(l) receipt by Lender of evidence satisfactory to Lender that payment in full has been made for all obligations incurred in connection with the construction and completion of all off-site utilities and Improvements (if any) as required by any Governmental Authority;

(m) any other evidence or information concerning Completion that Lender reasonably requires.

Section 3.5. Special Allocations.

(a) Contingency Allocation.  Advances from the Allocation identified as "Contingency" or similar in the Budget (the "Contingency Allocation") may, in Lender's reasonable discretion, be made to pay unanticipated or contingent costs and expenses of maintaining, leasing and promoting the Mortgaged Property and such other unanticipated or contingent costs or expenses with respect to the Mortgaged Property.  Absent Lender's election to do otherwise, the Contingency Allocation amount shall only be advanced as follows:  (a) no more than fifty percent (50%) of the contingency line item shall be advanced until the Improvements are at least fifty percent (50%) complete (according to the Inspecting Person); (b) no more than seventy-five percent (75%) of the contingency line item shall be advanced until the Improvements are at least seventy-five percent (75%) complete (according to the Inspecting Person); and (c) the remaining twenty-five percent (25%) of the contingency line item shall not be advanced until after the Improvements are greater than seventy-five percent (75%) complete (according the Inspecting Person).  Furthermore, Advances from the Contingency Allocation shall be made to Borrower not more frequently than one (1) time per month contemporaneously with the time of an Advance hereunder.

(b) Interest Allocation.  Advances from the Allocation identified as "Interest" or similar in the Budget (the "Interest Allocation") may be made for accrued but unpaid interest on each interest payment date specified in the Note.  Lender is hereby authorized (with or without Borrower's request) to credit the Note directly for such interest payment by interest journal entries on Lender's books and such amount shall be deemed an Advance.  Following Borrower's satisfaction of any equity requirements, Borrower may provide Lender with a Draw Request to make an interest Advance in the amount equal to the accrued but unpaid interest under the unpaid Note.  Upon the earlier of the Amortization Commencement Date and the full distribution of the Interest Allocation as provided in the Budget, Borrower shall make interest payments directly to Lender in accordance with the provisions of the Note, but shall not be entitled to any other Advances to pay such interest.

(c)  Operating Loss Allocation.  Advances from the Allocation identified as the "Operating Loss Allocation" or similar in the Budget (the "Operating Loss Allocation") may be made for bona fide operating losses occurring with respect to the Mortgaged Property as Lender may approve.  Lender's consent with respect to any requested Advance from the Operating Loss Allocation shall be subject to Lender's sole discretion.  Following Borrower's satisfaction of any equity requirements, Borrower may provide Lender with a Draw Request to make an Advance in the amount equal to bona fide operating losses.  Upon the earlier of the Amortization Commencement Date and the full distribution of the Operating Loss Allocation as provided in the Budget, Borrower shall not be entitled to any other Advances to pay such operating losses.

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(d)  Tax and Insurance Allocation.  Advances from the Allocation identified as "Taxes and Insurance" or similar in the Budget (the "Tax and Insurance Allocation") may be made for Impositions or for insurance premiums with respect to the Mortgaged Property.  Any Advance requested by Borrower from such Allocation shall be required to satisfy the same conditions as required for a disbursement from the Impositions Reserve as described in Section 6.6 hereof.  Upon Borrower’s establishment of the Impositions Reserve pursuant to Section 6.6 hereof, Lender shall have no further obligation to make Advances from the Tax and Insurance Allocation.

Section 3.6. Borrower's Deposit.  A Reserve account ("Borrower's Deposit") shall be established at Lender to the extent required pursuant to this Section 3.6 which Borrower's Deposit shall be managed and held in accordance with the terms of this provision.  Borrower shall have no access whatsoever to the Borrower's Deposit except pursuant to the terms of this Section 3.6.  If at any time Lender shall in its reasonable discretion deem that the undisbursed proceeds of the Loan are insufficient to meet the costs of completing construction of the Improvements plus the cost of insurance, ad valorem taxes, interest or other required payments on the Loan and other normal costs of the Improvements (including the operation thereof), Borrower shall deposit with Lender, within five (5) days of Lender's written request therefor, sufficient additional funds to cover the deficiency which Lender deems to exist.  All sums in the Borrower's Deposit shall be subject to designation by Lender as being allocated to interest carry, contingency or any other allocation as Lender may designate.  At Lender's discretion, monies in the Borrower's Deposit will be disbursed by Lender to Borrower pursuant to the terms and conditions hereof as if they constituted a part of the Loan being made hereunder.

Section 3.7. No Third Party Beneficiaries.  The benefits of this Agreement shall not inure to any third party, nor shall this Agreement be construed to make or render Lender liable to any materialmen, subcontractors, contractors, laborers or others for goods and materials supplied or work and labor furnished in connection with the construction of the Improvements or for debts or claims accruing to any such Persons against Borrower.  Lender shall not be liable for the manner in which any Advances under this Agreement may be applied by Borrower, Contractor and any of Borrower's other contractors or subcontractors.  Notwithstanding anything contained in the Loan Documents, or any conduct or course of conduct by the parties hereto, before or after signing the Loan Documents, this Agreement shall not be construed as creating any rights, claims or causes of action against Lender, or any of its officers, directors, agents or employees, in favor of any contractor, subcontractor, supplier of labor or materials, or any of their respective creditors, or any other Person other than Borrower.  Without limiting the generality of the foregoing, Advances made to any contractor, subcontractor or supplier of labor or materials, pursuant to any requests for Advances, whether or not such request is required to be approved by Borrower, shall not be deemed a recognition by Lender of a third-party borrower status of any such Person.

ARTICLE IV

WARRANTIES AND REPRESENTATIONS

Borrower hereby unconditionally warrants and represents to Lender, as of the date hereof and at all times during the term of the Agreement, as follows:

Section 4.1. Organization and Power.  If Borrower or any Constituent Party is a corporation, limited liability company, general partnership, limited partnership, limited liability partnership, joint venture, trust or other type of business association, as the case may be, Borrower and any Constituent Party, if any, (i) is duly incorporated or organized with a legal status separate from its Affiliates, validly existing, and in good standing under the laws of the state of its formation or existence, and has complied with all conditions prerequisite to its doing business in the state in which the Mortgaged Property is situated, and (ii) has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and documentation to own, lease and operate its properties and to carry on its business as now being, and as proposed to be, conducted.

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Section 4.2. Validity of Loan Documents.  The execution, delivery and performance by Borrower of the Loan Documents (other than the Guaranty) (i) if Borrower or any Constituent Party is a corporation, limited liability company, general partnership, limited partnership, joint venture, trust or other type of business association, as the case may be, are within Borrower's and each Constituent Party's powers and have been duly authorized by Borrower's and each Constituent Party's board of directors, shareholders, partners, venturers, trustees or other necessary parties, and all other requisite action for such authorization has been taken; (ii) have received any and all requisite prior governmental approvals in order to be legally binding and enforceable in accordance with the terms thereof; and (iii) will not violate, be in conflict with or constitute (with due notice or lapse of time, or both) a default under any Legal Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Borrower's and any Constituent Party's or Guarantor's property or assets, except as contemplated by the provisions of the Loan Documents.  The Loan Documents constitute the legal, valid and binding obligations of Borrower, Guarantor and others obligated under the terms of the Loan Documents, enforceable in accordance with their respective terms except to the extent limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally.

Section 4.3. Information.  All information, financial statements, reports, papers and data given or to be given to Lender with respect to Borrower, each Constituent Party, Guarantor and others obligated under the terms of the Loan Documents or the Mortgaged Property are, or at the time of delivery will be, accurate, complete and correct in all material respects and do not, or will not, omit any fact, the inclusion of which is necessary to prevent the facts contained therein from being materially misleading.  Since the date of the financial statements of Borrower, any Constituent Party, Guarantor or other party liable for payment of the Indebtedness or performance of the Obligations or any part thereof heretofore furnished to Lender, no Material Adverse Change has occurred, and except as heretofore disclosed in writing to Lender, Borrower, each Constituent Party, Guarantor or any other such party has not incurred any material liability, direct or indirect, fixed or contingent.

Section 4.4. Business Purposes.  The Loan evidenced by the Note is solely for the purpose of carrying on or acquiring a business of Borrower, and is not for personal, family, household or agricultural purposes.

Section 4.5. Mailing Address.  Borrower's mailing address, as set forth in the notice provision hereof or as changed pursuant to such provision, is true and correct.

Section 4.6. Relationship of Borrower and Lender.  The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

Section 4.7. No Reliance on Lender.  Borrower is experienced in the ownership and operation of properties similar to the Mortgaged Property, and Borrower and Lender have and are relying solely upon Borrower's expertise and business plan in connection with the construction of the Improvements and ownership and operation of the Mortgaged Property.  Borrower is not relying on Lender's expertise or business acumen in connection with the Mortgaged Property.

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Section 4.8. No Litigation.  After due investigation and inquiry, there are no (i) actions, suits or proceedings, at law or in equity, before any Governmental Authority or arbitrator pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower, Guarantor, any Constituent Party or involving the Mortgaged Property; (ii) outstanding or unpaid judgments against Borrower, Guarantor, any Constituent Party or the Mortgaged Property; or (iii) defaults by Borrower with respect to any order, writ, injunction, decree or demand of any Governmental Authority or arbitrator.

Section 4.9. Plans.  The Plans are satisfactory to Borrower, are in material compliance with all Legal Requirements and, to the extent required by Legal Requirements or any effective restrictive covenant, have been approved by each Governmental Authority and/or by the beneficiaries of any such restrictive covenant affecting the Mortgaged Property.

Section 4.10. Legal Requirements.  To the best of Borrower's knowledge after investigation and due inquiry, no violation of any Legal Requirements exists with respect to the Mortgaged Property and neither Borrower nor Guarantor are in default with respect to any Legal Requirements.

Section 4.11. Utility Services.  All utility services of sufficient size and capacity necessary for the construction of the Improvements and the use thereof for their intended purposes are available at the property line(s) of the Land for connection to the Improvements, including potable water, storm and sanitary sewer, gas, electric, telephone facilities and cable TV.

Section 4.12. Access.  All roads necessary for the full utilization of the Improvements for their intended purposes have been completed and have been dedicated to the public use and accepted by the appropriate Governmental Authority.

Section 4.13. No Commencement.  As of the date of this Agreement, no steps to commence construction on the Land, including steps to clear or otherwise prepare the Land for construction thereon or the delivery of material for use in construction of the Improvements, have been taken, nor has any contract or other agreement for construction thereon been entered into, for furnishing materials for such construction or for any other purpose, including with a Design Professional, the performance of which by the other party thereto would give rise to a lien on the Land.

Section 4.14. Financial Statements.  Each financial statement of Borrower or Guarantor delivered heretofore, concurrently herewith or hereafter to Lender was and will be prepared in conformity with Acceptable Accounting Standards and completely and accurately disclose the financial condition of such applicable entity (including all contingent liabilities) as of the date thereof and for the period covered thereby, and there has been no Material Adverse Change in any of Borrower's or Guarantors' financial condition subsequent to the date of the most recent financial statement of such party delivered to Lender.

Section 4.15. Statements.  No certificate, statement, report or other information delivered heretofore, concurrently herewith or hereafter by Borrower or Guarantor to Lender in connection herewith, or in connection with any transaction contemplated hereby, contains or will contain any untrue statement of a material fact or fails to state any material fact necessary to keep the statements contained therein from being misleading, and same were true, complete and accurate as of the date hereof.

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Section 4.16. ERISA.  None of Borrower, Guarantor or any such party's Constituent Parties are an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and the assets of such parties do not constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

Section 4.17. Indebtedness, Operations and Fundamental Changes of Borrower.  Borrower:  (a) does not own any asset other than (i) the Mortgaged Property, and (ii) incidental personal property necessary for the operation of the Mortgaged Property; (b) is not engaged in any business other than the ownership, management and operation of the Mortgaged Property; (c) has not entered into any contract or agreement with any member, manager, general partner, principal or Affiliate of Borrower, except as has been disclosed to Lender and which is upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms' length basis with third parties other than an Affiliate; (d) has not incurred any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Indebtedness, and (ii) trade payables or accrued expenses incurred in the ordinary course of business of operating the Mortgaged Property; no debt whatsoever may be secured (senior, subordinate or pari passu) by the Mortgaged Property except the Indebtedness; (e) has not made any loans or advances to any third party (including any member, manager, general partner, principal or Affiliate of Borrower or Guarantor); (f) is solvent and is able to pay its debts from its assets as the same shall become due; (g) has done all things necessary to preserve its existence and organizational formalities; and has not amended, modified or otherwise changed its organizational documents (or allowed a general partner, member, manager or any other party to change its organizational documents) except as has been disclosed to Lender and, in any case, has not made or allowed any such amendment, modification or change which adversely affects Borrower or any such general partner's, member's or manager's existence as a single-purpose, single-asset "bankruptcy remote" entity; (h) has continuously conducted and operated its business as presently conducted and operated; (i) has maintained its books and records and bank accounts separate from those of its Affiliates, including its general partners, principals and members; (j) has at all times held itself out to the public as a legal entity separate and distinct from any other entity (including any general partner, principal, member or Affiliate); (k) has filed its own tax returns (if yet applicable); (l) has maintained and currently maintains adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (m) has not, nor has any member, manager, shareholder, partner, principal or Affiliate sought the dissolution or winding up, in whole or in part, of Borrower; (n) has not entered into any transaction of merger or consolidation, or acquired by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any entity; (o) has not commingled the funds and other assets of Borrower with those of any member, manager, general partner, principal or Affiliate or any other Person; (p) has maintained its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person; (q) has, and any general partner, member or manager of Borrower has, at all times since their respective formation, observed all legal and customary formalities regarding their respective formation; (r) does not hold itself out to be responsible for the debts and obligations of any other Person; and (s) is not currently the subject of a voluntary or involuntary bankruptcy proceeding or other insolvency proceeding whatsoever.

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Section 4.18. No Investment Company.  None of Borrower, Guarantor or any such parties' Constituent Parties is an "investment company" within the meaning of the Investment Company Act of 1940, nor is any such party "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

Section 4.19. No Margin Stock.  None of Borrower, Guarantor or any such parties' Constituent Parties is engaged principally or has as one of its important activities, directly or indirectly, the business of extending credit for the purpose of purchasing or carrying margin stock, and none of the proceeds of the Loan will be used, directly or indirectly, to purchase or carry any margin stock or be made available by any such parties in any manner to any other Person to enable or assist such person in purchasing or carrying margin stock, or otherwise used or made available for any other purpose which might violate the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

Section 4.20. Disclaimer of Extension or Permanent Financing.  Borrower acknowledges and agrees that, except as specifically provided in Section 2.3 of this Agreement, Lender has not made any commitments, either express or implied, to extend the term of the Loan past its stated maturity date or to provide Borrower with any further financing with respect to the Mortgaged Property including any financing of a "permanent" nature.

Section 4.21. No Current Pledge of Ownership Interest.  No direct or indirect ownership interest in Borrower, any Constituent Party or any owner, directly or indirectly therein (including any owner, directly or indirectly, of a beneficial interest) shall be subjected to a security interest, pledge, agreement to sell or any other similar encumbrance and no such security interest, pledge, agreement to sell or similar encumbrance currently exists with respect to any such interest.

ARTICLE V

COVENANTS OF BORROWER

Borrower hereby unconditionally covenants and agrees with Lender, until the Loan shall have been paid in full and the lien of the Lien Instrument shall have been released, as follows:

Section 5.1. Existence.  Borrower will and will cause each Constituent Party to preserve and keep in full force and effect its existence (separate and apart from its Affiliates), rights, franchises and trade names.

Section 5.2. Compliance with Legal Requirements.  Borrower will, in all material respects, promptly and faithfully comply with, conform to and obey all Legal Requirements, whether the same shall necessitate structural changes in, improvements to or interfere with the use or enjoyment of the Mortgaged Property.

Section 5.3. Payment of Impositions.  Except for Contested Items, Borrower will duly pay and discharge, or cause to be paid and discharged, the Impositions not later than the earlier to occur of (i) the due date thereof; (ii) the day any fine, penalty, interest or cost may be added thereto or imposed; or (iii) the day any lien may be filed for the nonpayment thereof (if such day is used to determine the due date of the respective item), and Borrower shall deliver to Lender a written receipt evidencing the payment of the respective Imposition.

Section 5.4. Repair.  Upon Completion, Borrower will keep the Mortgaged Property in no less than an industry standard condition for new projects similar in nature and location to the Improvements and will make all repairs, replacements, renewals, additions, betterments, improvements and alterations thereof and thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, which are necessary or reasonably appropriate to keep same in such order and condition.

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Section 5.5. Insurance.  Borrower shall, at Borrower's expense, maintain in force and effect on the Mortgaged Property at all times while this Agreement continues in effect insurance coverage satisfying Lender's then current requirements and criteria (including, without limitation, Lender's requirements as to amount, identity of insurer and nature of coverage).  All such insurance shall (i) be with insurers authorized to do business in the state in which the Land is situated and who have and maintain a rating of at least A-, V or better from Best's Insurance Guide; (ii) contain the complete address of the Land (or a complete legal description); (iii) be for a term of at least one (1) year; (iv) contain deductibles no greater than Twenty Five Thousand and No/100 Dollars ($25,000.00) or as otherwise required by Lender; and (v) be subject to the approval of Lender as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates.  Borrower shall as of the date hereof deliver to Lender evidence that said insurance policies have been paid current as of the date hereof and certified copies of such insurance policies and original certificates of insurance signed by an authorized agent evidencing such insurance satisfactory to Lender.  Borrower shall renew all such insurance and deliver to Lender certificates evidencing such renewals at least fifteen (15) days before any such insurance shall expire.  Without limiting the required endorsements to insurance policies, Borrower further agrees that all such policies shall provide that proceeds thereunder shall be payable to Lender, its successors and assigns, pursuant and subject to a mortgagee clause (without contribution) of standard form attached to, or otherwise made a part of, the applicable policy and that Lender, its successors and assigns, shall be named as an additional insured under all liability insurance policies.  Borrower further agrees that all such insurance policies:  (i) shall provide for at least fifteen (15) days' prior written notice to Lender prior to any cancellation or termination thereof and prior to any modification thereof which affects the interest of Lender; (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Lender in accordance with the terms of such policy notwithstanding any act or negligence of Borrower which might otherwise result in forfeiture of such insurance; and (iii) shall either name Lender as an additional insured or waive all rights of subrogation against Lender.  The delivery to Lender of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies by Borrower to Lender as further security for the Indebtedness secured hereby.  In the event of foreclosure of the Lien Instrument, or other transfer of title to the Mortgaged Property in extinguishment in whole or in part of the secured Indebtedness, all right, title and interest of Borrower in and to all proceeds payable under such policies then in force concerning the Mortgaged Property shall thereupon vest in the purchaser at such foreclosure, or in Lender or other transferee in the event of such other transfer of title.  Approval of any insurance by Lender shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance.  In the event Borrower fails to provide, maintain, keep in force or deliver and furnish to Lender the policies of insurance required by this Agreement or evidence of their renewal as required herein, Lender may, but shall not be obligated to, procure such insurance at Borrower's sole expense and Borrower shall pay all amounts advanced by Lender, together with interest thereon at the Default Interest Rate from and after the date advanced by Lender until actually repaid by Borrower, promptly upon demand by Lender.  Any amounts so advanced by Lender, together with interest thereon at the Default Interest Rate, shall be secured by this Agreement, the Lien Instrument and by all of the other Loan Documents securing all or any part of the Indebtedness.  Lender shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Lender has caused the insurance to be placed with the insurer after failure of Borrower to furnish such insurance.

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COLLATERAL PROTECTION INSURANCE NOTICE:  (A) BORROWER IS REQUIRED TO (i) KEEP THE MORTGAGED PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT SPECIFIED HEREIN; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE WHERE THE LAND IS LOCATED OR AN ELIGIBLE SURPLUS LINES INSURER OR OTHERWISE AS PROVIDED HEREIN; AND (iii) NAME LENDER AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS AS PROVIDED HEREIN; (B) SUBJECT TO THE PROVISIONS HEREOF, BORROWER MUST, IF REQUIRED BY LENDER, DELIVER TO LENDER A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) SUBJECT TO THE PROVISIONS HEREOF, IF BORROWER FAILS TO MEET LENDER'S REQUIREMENTS FOR INSURANCE COVERAGE AS DESCRIBED HEREINABOVE, LENDER MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWER AT BORROWER'S EXPENSE.

Section 5.6. Inspection.  Borrower will permit Lender and its agents, representatives and employees, to inspect the Mortgaged Property at all reasonable times during normal business hours with prior notice to Borrower, except if an Event of Default exists, in which case Lender may inspect the Mortgaged Property at all reasonable times with or without notice to Borrower.

Section 5.7. Payment for Labor and Materials.  Except for a Contested Item, Borrower will promptly pay all bills for labor, materials and specifically fabricated materials incurred in connection with the Mortgaged Property and never permit to exist in respect of the Mortgaged Property or any part thereof any lien or security interest, even though inferior to the liens and security interests hereof, for any such bill, and in any event never permit to be created or exist in respect of the Mortgaged Property, or any part thereof, any other or additional lien or security interest on a parity with, superior or inferior to any of the liens or security interests hereof, except for the Permitted Exceptions.

Section 5.8. Further Assurances and Corrections.  From time to time, at the request of Lender, Borrower will (i) promptly correct any defect, error or omission which may be discovered in the contents of any of the Loan Documents or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver, record and/or file such further instruments and perform such further acts and provide such further assurances as may be necessary, desirable or proper, in Lender's opinion, to carry out more effectively the purposes of the Loan Documents; (iii) execute, acknowledge, deliver, procure, file and/or record any document or instrument (including any Financing Statement) deemed advisable by Lender to protect the liens and the security interests herein granted against the rights or interests of third persons; provided, however, to the extent Lender should elect to do so, Borrower hereby irrevocably authorizes Lender at any time and from time to time to prepare and file of record in any jurisdiction an "all-assets" Financing Statement, subsequent Financing Statements or Financing Statement Amendments deemed advisable by Lender to protect the liens and security interests herein granted against the rights or interests of third persons without any signature by Borrower or any representative thereof; and (iv) pay all costs connected with any of the foregoing.

Section 5.9. Statement of Unpaid Balance.  At any time and from time to time, Borrower will furnish promptly, upon the request of Lender, a written statement or affidavit, in form reasonably satisfactory to Lender, stating the unpaid balance of the Indebtedness and that there are no offsets or defenses against full payment of the Indebtedness and the terms hereof, or if there are any such offsets or defenses, specifying them.

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Section 5.10. Disclosures.  If at any time Borrower shall become aware of the existence or occurrence of any financial or economic conditions or natural disasters which might constitute a Material Adverse Change, Borrower shall promptly notify Lender of the existence or occurrence thereof and of Borrower's opinion as to what effects such may have on the Mortgaged Property or Borrower.  Borrower shall also give prompt notice to Lender of (i) the serious illness or death of any principal or key employee of Borrower; (ii) any litigation or dispute, threatened or pending against or affecting Borrower, the Mortgaged Property or Guarantor which could constitute a Material Adverse Change; (iii) any Event of Default; (iv) any default by Borrower or any acceleration of any indebtedness owed by Borrower under any contract to which Borrower is a party; (v) any default by Guarantor or any acceleration of any indebtedness owed by Guarantor under any contract to which such entity is a party; and (vi) any change in the character of Borrower's business as it existed on the date hereof.

Section 5.11. Delivery of Contracts.  Borrower will deliver to Lender a copy of each Contract promptly after the execution of same by all parties thereto.  Within twenty (20) days after a request by Lender, Borrower shall prepare and deliver to Lender a complete listing of all Contracts, showing date, term, parties, subject matter, concessions, whether any defaults exist and other information specified by Lender with respect to each of such Contracts, together with a copy thereof (if so requested by Lender).

Section 5.12. Commencement and Completion.  Borrower will cause the demolition work on the Improvements to commence by the Demolition Commencement Date and will cause the construction of the Improvements to commence by the Construction Commencement Date and to be prosecuted with diligence and continuity and will complete the same in material compliance with the Plans on or before the Construction Completion Date, free and clear of liens or claims for liens for material supplied and for labor services performed in connection with the construction of the Improvements Without limiting the foregoing, on or before the Construction Completion Date Borrower shall have fully satisfied the requirements of Section 3.4 hereof.

Section 5.13. No Changes.  Borrower will not amend, alter or change (pursuant to change order, amendment or otherwise) the Plans unless the same shall either (i) be a Permitted Change, or (ii) have been approved in advance in writing by Lender, by all applicable Governmental Authorities and by each surety under payment or performance bonds covering the Construction Contract or any other contract for construction of all or a part of the Improvements.  Furthermore, Borrower shall not increase the number of residential units on the Property beyond the one-hundred and sixty (160) units currently in existence and shall not decrease the number of parking spaces currently located on the Land.

Section 5.14. Advances.  Advances received by Borrower will be held in a trust fund for the purpose of paying the cost of construction of the Improvements and related nonconstruction costs related to the Mortgaged Property as provided for herein.  Borrower will apply the same promptly to the payment of the costs and expenses for which each Advance is made and will not use any part thereof for any other purpose.

Section 5.15. Surveys.  Borrower will furnish Lender, in accordance with the terms and conditions of this Agreement and at Borrower's expense, an ALTA/ACSM survey prepared by a registered engineer or surveyor reasonably acceptable to Lender, showing that the locations of the Improvements, and certifying that same are entirely within the property lines of the Land, do not encroach upon any easement, setback or building line or restrictions, are placed in accordance with the Plans, all Legal Requirements and all restrictive covenants affecting the Land and/or Improvements, and showing no state of facts objectionable to Lender (a “Survey”).

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Section 5.16. Defects and Variances.  Borrower will, upon demand of Lender and at Borrower's sole expense, correct any structural defect in the Improvements, or any variance from the Plans which is not either (i) a Permitted Change, or (ii) approved in writing by Lender.

Section 5.17. No Disposition or Subordinate Lien Instruments.

(a) Neither Borrower nor any shareholder, member or partner of Borrower shall cause or allow a Disposition to occur (other than a Permitted Disposition) without obtaining Lender's prior written consent to the Disposition.

(b) Borrower will not create, place or permit to be created or placed or through any act or failure to act, acquiesce in the placing of, or allow to remain any Subordinate Lien Instrument regardless of whether such Subordinate Lien Instrument is expressly subordinate to the liens or security interests of the Loan Documents with respect to the Mortgaged Property or any part thereof, other than the Permitted Exceptions and any Contested Item.

Section 5.18. Inspecting Person.  Borrower will pay the fees and expenses of, and cooperate, with the Inspecting Person and will cause the Design Professional, the Contractor and each contractor and subcontractor and the employees of each of them to reasonably cooperate with the Inspecting Person and, upon request, will furnish the Inspecting Person whatever the Inspecting Person may consider necessary or useful in connection with the performance of the Inspecting Person's duties.  Without limiting the generality of the foregoing, Borrower shall furnish or cause to be furnished such items as working details, plans and specifications and details thereof, samples of materials, licenses, permits, certificates of public authorities, zoning ordinances, building codes and copies of the contracts between such Person and Borrower (if applicable).  Borrower will permit Lender, the Inspecting Person and their representative to enter the Mortgaged Property for the purposes of inspecting same.  Borrower acknowledges that the duties of the Inspecting Person run solely to Lender and that the Inspecting Person shall have no obligations or responsibilities whatsoever to Borrower, Contractor, the Design Professional or to any of Borrower's or Contractor's agents, employees, contractors or subcontractors.

Section 5.19. BROKERS.  EXCEPT FOR THOSE CLAIMS THAT ARE CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF LENDER, BORROWER WILL INDEMNIFY LENDER FROM CLAIMS OF BROKERS ARISING BY REASON OF THE EXECUTION HEREOF OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.20. Notice of Commencement.  Borrower, within ten (10) days after the Construction Commencement Date, but not before construction of the Improvements has actually begun, shall file in the appropriate records of the county in which the Land is situated, a Notice of Commencement (“Notice of Commencement”) in the form of Exhibit E attached hereto and incorporated herein by reference, duly executed by Borrower.  The date the Notice of Commencement is recorded shall not be the date of or prior to the date on which the Lien Instrument was recorded.

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Section 5.21. Notice of Termination.  Borrower, within ten (10) days of construction of the Improvements has been completed, shall file in the appropriate records in the county in which the Land is situated a Notice of Termination (“Notice of Termination”) in the form of Exhibit F attached hereto and incorporated herein by reference.

Section 5.22. Payment of Expenses.  Borrower will promptly reimburse Lender for all reasonable expenses actually incurred by Lender with respect to the Loan and any other rights or obligations described in the Loan Documents, including reasonable attorneys' fees incurred in connection with the (i) preparation, execution, delivery, administration and performance of the Loan Documents, (ii) response to and/or evaluation of requests by Borrower including, without limitation, requests for consents of Lender pursuant to the terms of this Agreement, (iii) other servicing costs or expenses relative to the Loan, the Loan Documents or the Mortgaged Property, which such costs shall not exceed $5,000 per calendar year, and (iv) occurrence of any Default or Event of Default, any remedial measures with respect thereto or strategic considerations to same.  Borrower shall pay or reimburse to Lender all reasonable costs and expenses relating to the Mortgaged Property and for which an Advance is made, including title insurance and examination charges, survey costs, insurance premiums, filing and recording fees and other expenses payable to third parties incurred by Lender in connection with the consummation of the transactions contemplated by this Agreement.

Section 5.23. Notices Received.  Borrower will promptly deliver to Lender a true and correct copy of all material notices received by Borrower from any Person with respect to Borrower, Guarantor, the Mortgaged Property or any or all of them, which in any way relates to or affects the Loan or the Mortgaged Property.

Section 5.24. Leases and Leasing.

(a) Borrower shall not enter into any Lease which is not an Approved Tenant Lease absent obtaining the prior written consent of Lender.  Borrower shall not execute any Lease for all or a substantial portion of the Mortgaged Property.

(b) In the event that Borrower elects to utilize a form of Lease that is different from the then Approved Tenant Lease Form, Borrower will obtain the prior written consent of Lender as to such new form of Lease to be utilized in leasing the Mortgaged Property, or any part thereof, prior to entering into any new Lease of all or any part of the Mortgaged Property, which such new form, once approved, shall thereafter be deemed the Approved Tenant Lease Form.

(c) Borrower shall at all times promptly and faithfully perform, or cause to be performed, all of the material covenants, conditions and agreements contained in all Leases with respect to the Mortgaged Property, now or hereafter existing, on the part of the landlord, lessor or licensor thereunder to be kept and performed.  Borrower shall not do or suffer to be done any act that might result in a default by the landlord, lessor or licensor under any such Lease and shall not further assign any such Lease or any such rents.  Borrower shall not assign its interest in the Leases or any rights thereunder except to Lender pursuant to the Loan Documents.

(d) Borrower shall interact with tenants under Leases in a professional manner consistent with management practices for properties similar to the Improvements in the area in which the Improvements are located including in its decisions with respect to the enforcement of Borrower's obligations under the Leases, the modification, termination or acceptance of a surrender under any of the Leases as well as any waiver or release of any party from the performance or observance of any obligation or condition under the Leases.  Except consistent with reasonable management practices for properties similar to the Improvements in the area in which the Improvements are located and as may be undertaken consistent with the ordinary course of business, Borrower shall not permit the prepayment of any rents under any of the Leases for more than one (1) month prior to the due date thereof.

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Section 5.25. Statements and Reports.  Borrower agrees to maintain full and accurate books of account and other records reflecting the results of the operations of the Mortgaged Property and shall deliver to Lender, during the term of the Loan and until the Loan has been fully paid and satisfied, the following statements and reports:

(a) quarterly, unaudited financial statements, balance sheets and income statements of Borrower within forty-five (45) days after the end of each quarter (and accurate as of the last day of each such quarter) which shall include for each such period a balance sheet and income statement, together with a schedule of contingent liabilities and a statement of projected cash flows, which financial statements and related materials shall be prepared in accordance with Acceptable Accounting Standards and certified to by the chief financial officer of such entity;

(b) semi-annual, unaudited financial statements, balance sheets and income statements of Guarantor within forty-five (45) days after the end of each June and December (and accurate as of the last day of each such period) which shall include for each such period a balance sheet and income statement, together with a schedule of contingent liabilities and a statement of projected cash flows, which financial statements and related materials shall be prepared in accordance with Acceptable Accounting Standards and certified to by the chief financial officer of such entity (or, in the case of an individual Guarantor, that Guarantor);

(c) copies of all state (if applicable) and federal tax returns prepared with respect to Borrower and Guarantor (as well as any extension requests with respect thereto) within forty-five (45) days of such returns being filed with the Internal Revenue Service or applicable state authority;

(d) upon the commencement of the first rental payments by any tenant under any Lease at the Mortgaged Property and thereafter, monthly operating statements, balance sheet, income statement and rent roll with respect to the Mortgaged Property, within thirty (30) days after the end of each calendar month, prepared in such form and detail as Lender may reasonably require and in accordance with Acceptable Accounting Standards and certified by an appropriate officer of Borrower and including a reconciliation statement as described relative to the Cash Flow Reserve on Exhibit B hereof;

(e) a Compliance Certificate effective as of each month's end and delivered to Lender no later than thirty (30) days after such calendar month's end; and

(f) such other reports and statements from Borrower and Guarantor as Lender may reasonably require from time to time.

Section 5.26. ERISA.  Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.  Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that:  (a) Borrower is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (b) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (c) one or more of the following circumstances is true:  (1) Equity interests in Borrower are publicly offered securities within the meaning of 29 C.F.R. Section 2510.3-101(b)(2); (2) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or (3) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e), or as an investment company registered under the Investment Company Act of 1940.

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Section 5.27. Indebtedness, Operations and Fundamental Changes of Borrower.  Borrower:  (a) will not own any asset other than (i) the Mortgaged Property, and (ii) incidental personal property necessary for the operation of the Mortgaged Property; (b) will not engage in any business other than the ownership, management and operation of the Mortgaged Property; (c) will not enter into any contract or agreement with any member, manager, general partner, principal or Affiliate of Borrower or any Affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's length basis with third parties other than an Affiliate; (d) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Indebtedness, and (ii) trade payables or accrued expenses incurred in the ordinary course of business of operating the Mortgaged Property; no debt whatsoever may be secured (senior, subordinate or pari passu) by the Mortgaged Property except the Indebtedness; (e) will not make any loans or advances to any third party (including any member, manager, general partner, principal or Affiliate of Borrower or Guarantor); (f) will be solvent and pay its debts from its assets as the same shall become due; (g) will do all things necessary to preserve its existence and organizational formalities, and will not, nor will any general partner, member, manager or any other party, amend, modify or otherwise change its organizational documents in a manner which adversely affects Borrower or any such general partner's, member's or manager's existence as a single-purpose, single-asset "bankruptcy remote" entity; (h) will conduct and operate its business as presently conducted and operated; (i) will maintain books and records and bank accounts separate from those of its Affiliates, including its general partners, principals and members; (j) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any general partner, principal, member or Affiliate thereof); (k) will file its own tax returns; (l) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (m) will not, nor will any member, manager, shareholder, partner, principal or Affiliate, seek the dissolution or winding up, in whole or in part, of Borrower; (n) will not enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any entity; (o) will not commingle the funds and other assets of Borrower with those of any member, manager, general partner, principal or Affiliate or any other Person; (p) will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person; (q) will, and any general partner, member or manager of Borrower will, continue to observe all legal and customary formalities regarding their respective formation; (r) will not hold itself out to be responsible for the debts and obligations of any other Person; and (s) upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Borrower shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. Section 105 or any other Debtor Relief Law of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against any guarantor or indemnitor of the Indebtedness or the Obligations or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.

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Section 5.28. Prescribed Laws.  Lender hereby notifies Borrower and Guarantor that, pursuant to the requirements of various Prescribed Laws, Lender may be required to obtain, verify and record information that identifies Borrower, Guarantor, certain Constituent Parties and Affiliates of any of the foregoing and which information may include the name and address of such parties and other information that will allow Lender to identify such parties in accordance with Prescribed Laws.  Without the prior written consent of Lender, none of Borrower, Guarantor or any Constituent Party will:  (i) be or become subject at any time to any law, regulation or list of any government agency (including, without limitation, the U.S. Office of Foreign Assets Control list of Specially Designated Nationals and Blocked Persons) that prohibits or limits Lender from making any advance or extension of credit to Borrower, Guarantor or any Constituent Party or from otherwise conducting business with Borrower, Guarantor or any Constituent Party, or (ii) fail to provide documentary or other evidence of Borrower's, Guarantor's or any Constituent Party's identity as may be requested by Lender at any time so as to enable Lender to verify Borrower's, Guarantor's or any Constituent Party's identity or comply with any applicable law or regulation, including, without limitation, the Prescribed Laws.

Section 5.29. Advertising by Lender.  Borrower agrees that during the term of the Loan, at Lender's request, Borrower shall erect and thereafter maintain on the Mortgaged Property during the construction of the Improvements one or more advertising signs of a size and nature specified by Lender and indicating that the financing for the Mortgaged Property has been furnished to Borrower by Lender.  At Lender's request, any such signage shall include Lender's logo, trade name or other reasonable information as Lender may specify.

Section 5.30. Separate Tax Parcel.  If the Land is not, as of the date hereof, taxed separately without regard to any other real estate for ad valorem tax purposes, then Borrower will cause the Land to be taxed separately without regard to any other real estate for ad valorem tax purposes effective for the current tax year and thereafter.

Section 5.31. Required Accounts.

(a) Effective as of the date hereof, Borrower has established an account (the "Construction Account") with Lender which Construction Account shall be Borrower's sole account with respect to the Mortgaged Property for all construction matters and, during the pendency of construction through and until Completion (the "Construction Period"), all vendor, construction or other payments of obligations of Borrower or relative to the Mortgaged Property (collectively, "Construction Expenses") shall be paid by  Borrower directly from the Construction Account.  In furtherance of the foregoing, Borrower shall, from and after the date hereof and during the Construction Period, fund all equity contributions (including the amounts referenced in Section 2.6 hereof) into the Construction Account such that such monies are available for subsequent disbursement for Construction Expenses during the Construction Period.

(b) Effective as of the date hereof, Borrower has established an account (the "Operating Account") with Lender, which Operating Account shall be Borrower's sole operational account with respect to the revenue and expenses from the Mortgaged Property.  All Rents and other revenue from the Mortgaged Property shall be deposited into the Operating Account and the Operating Account shall be used to pay all vendor and other payments or obligations of Borrower or relative to the Mortgaged Property occurring from and after Completion or otherwise not relative to the construction phase of the Improvements.  The Operating Account shall be maintained with Lender until the Loan is paid in full.

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(c) As indicated in Section 3.1(e) above, absent an election by Lender to do otherwise pursuant to the provisions of this Agreement, Lender shall cause all Advances to be funded into either the Construction Account or the Operating Account (i.e., generally Advances funded during the Construction Period or for Construction Expenses shall be funded into the Construction Account while any Advances, if any, funded relative to operational items after Completion shall be funded into the Operating Account).

Section 5.32. Management Agreement.

(a) The management of the Mortgaged Property shall be by either:  (i) Borrower or an Affiliate of Borrower approved by Lender, or (ii) a professional property management company with substantial experience in managing properties similar to the Improvements in the geographical region where the Improvements are located and which is approved by Lender (as applicable, the "Property Manager").  All such management shall be undertaken pursuant to a written agreement (the "Property Management Agreement") between Borrower and Property Manager and approved by Lender.  Borrower further covenants and agrees that Borrower shall require the Property Manager to maintain at all times during the term of this Agreement workers' compensation insurance as required by any Governmental Authority or any Legal Requirements.

(b) Absent obtaining the prior written consent of Lender, Borrower shall not remove or replace the Property Manager or terminate, modify or amend the Property Management Agreement.  Lender shall have the right to terminate, or direct Borrower to terminate, such Property Management Agreement in any of the following circumstances:  (i) the occurrence of any default under the Property Management Agreement and the expiration of any applicable notice, cure or grace period then in effect with respect thereto, (ii) the occurrence of any Event of Default, (iii) a change in 50% or more of the ownership of Property Manager or a change otherwise in the effective control over the Property Manager, (iv) any "for cause" reason for termination of the Property Manager including, without limitation, gross negligence, willful misconduct or fraud, or (v) the Property Manager becoming insolvent or a debtor in any bankruptcy or insolvency proceeding.  In any circumstance where the Property Management Agreement is terminated, Lender shall be entitled to approve any new replacement Property Management Agreement and Property Manager and, if Borrower fails to promptly act with respect thereto or if an Event of Default has occurred and is then continuing, Lender shall be entitled to retain, or to direct Borrower to retain, a new Property Manager pursuant to the Property Management Agreement reasonably designated by Lender.

(c) Any Property Management Agreement shall be solely with respect to the Mortgaged Property.  Borrower shall cause Property Manager to follow a procedure such that all Rents generated by or derived from the Mortgaged Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Mortgaged Property including, without limitation, current expenses relating to Borrower's liabilities and obligations with respect to this Agreement and the other Loan Documents and none of the Rents generated by or derived from the Mortgaged Property shall be diverted by Borrower (or Property Manager) and utilized for any other purpose; provided, however, absent the then existence of an Event of Default or to the extent prohibited pursuant to the Loan Documents otherwise, this provision shall not prohibit the distribution of any residual net operating income from the Mortgaged Property to the owners of Borrower after all current expenses and obligations to Lender and all current Mortgaged Property expenses and appropriate reserves have been satisfied and funded.

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(d) Any Property Manager shall be required to execute an Assignment and Subordination of Management Agreement in form and content approved by Lender.  To the extent a new Property Manager should be retained, such new Property Manager shall be required, as a condition to its being retained, to execute a substitute Assignment and Subordination of Management Agreement with respect to the new Property Management Agreement also in a form fully acceptable to Lender.

Section 5.33. Approved Operating Budget.  Borrower shall submit to Lender for Lender's written approval a proposed annual budget for the operation of the Mortgaged Property not later than sixty (60) days prior to Completion (for the remainder of the calendar year in which Completion occurs) and thereafter no later than sixty (60) days prior to the commencement of each calendar year, in form satisfactory to Lender, setting forth in reasonable detail Borrower’s budgeted monthly operating income and monthly operating capital and other expenses for the Mortgaged Property.  Each proposed annual budget shall contain, among other things, limitations on management fees, third party service fees, and other expenses as the Borrower may reasonably propose.  Lender shall have the right to approve such proposed annual budget which approval may be granted or withheld in Lender's sole discretion, and in the event that Lender objects to the proposed annual budget submitted by Borrower, Lender shall advise Borrower of such objections and Borrower shall within ten (10) days after receipt of notice of any such objections revise such proposed annual budget and resubmit the same to Lender.  The foregoing process shall be repeated as often as necessary until such time as a proposed annual budget has been fully approved by Lender, at which time such proposed annual budget shall be deemed to be the "Approved Operating Budget".  If, at any time, Borrower fails to provide a proposed annual budget or Borrower and Lender do not reach agreement on an Approved Operating Budget, Lender shall be entitled to designate a budget to serve as the Approved Operating Budget until such time as agreement can be reached.

ARTICLE VI

ASSIGNMENTS, CASUALTY, CONDEMNATION AND RESERVES

Section 6.1. Assignment of Plans.  As additional security for the Loan, Borrower hereby transfers and assigns to Lender all of Borrower's right, title and interest in and to the Plans and hereby represents and warrants to and agrees with Lender as follows:

(a) Each schedule of the Plans delivered or to be delivered to Lender is and shall be a complete and accurate description of the Plans.

(b) The Plans are and shall be complete and adequate for the construction of the Improvements and there have been no modifications thereof except as described in such schedule.  Except as a part of a Permitted Change, the Plans shall not be modified without the prior written consent of Lender.

(c) Lender may use the Plans for any purpose relating to the Improvements, including inspections of the construction and completion of the Improvements.

(d) Lender's acceptance of this assignment shall not constitute approval of the Plans by Lender.  Lender has no liability or obligation in connection with the Plans and no responsibility for the adequacy thereof or for the construction of the Improvements contemplated by the Plans.  Lender has no duty to inspect the Improvements, and if Lender should inspect the Improvements, Lender shall have no liability or obligation to Borrower or any other party arising out of such inspection.  No such inspection nor any failure by Lender to make objections after any such inspection shall constitute a representation by Lender that the Improvements are in accordance with the Plans or any other requirement or constitute a waiver of Lender's right thereafter to insist that the Improvements be constructed in accordance with the Plans or any other requirement.

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(e) This assignment shall inure to the benefit of Lender and its successors and assigns, any purchaser upon foreclosure of the Lien Instrument, any receiver in possession of the Mortgaged Property and any corporation affiliated with Lender which assumes Lender's rights and obligations under this Agreement.

Section 6.2. Assignment of Contracts.  As additional security for the Loan, Borrower hereby transfers and assigns to Lender all of Borrower's rights and interest, but not its obligations, in, under and to each Contract (including, without limitation, the Construction Contract and any agreement with a Design Professional) upon the following terms and conditions:

(a) Borrower represents and warrants that the copy of each Contract Borrower has furnished or will furnish to Lender is or will be (as applicable) a true and complete copy thereof, including all amendments thereto, if any, and that Borrower's interest therein is not subject to any claim, setoff or encumbrance.

(b) Neither this assignment nor any action by Lender shall constitute an assumption by Lender of any obligations under any Contract, and Borrower shall continue to be liable for all obligations of Borrower thereunder, Borrower hereby agreeing to perform all of its obligations under each Contract. EXCEPT FOR THOSE LOSSES, COSTS, LIABILITIES OR EXPENSES THAT ARE CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF LENDER, BORROWER AGREES TO INDEMNIFY AND HOLD LENDER HARMLESS AGAINST AND FROM ANY LOSS, COST, LIABILITY OR EXPENSE (INCLUDING REASONABLE ATTORNEYS' FEES) RESULTING FROM ANY FAILURE OF BORROWER TO SO PERFORM.

(c) Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Lender may at any time determine to be necessary or advisable to cure any default under any Contract or to protect the rights of Borrower or Lender thereunder.  EXCEPT FOR THOSE ACTIONS THAT ARE CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF LENDER, LENDER SHALL INCUR NO LIABILITY IF ANY ACTION SO TAKEN BY IT OR IN ITS BEHALF SHALL PROVE TO BE INADEQUATE OR INVALID, AND BORROWER AGREES TO INDEMNIFY AND HOLD LENDER HARMLESS AGAINST AND FROM ANY LOSS, COST, LIABILITY OR EXPENSE (INCLUDING REASONABLE ATTORNEYS' FEES) INCURRED IN CONNECTION WITH ANY SUCH ACTION.

(d) Borrower hereby irrevocably constitutes and appoints Lender as Borrower's attorney-in-fact, in Borrower's or Lender's name, to enforce all rights of Borrower under each Contract after the occurrence, and during the pendency, of any Event of Default.  Such appointment is coupled with an interest and is therefore irrevocable.

(e) In the absence of a continuing Event of Default, Borrower shall have the right to exercise its rights as owner under each Contract, provided that Borrower shall not cancel or materially amend any Contract or do or suffer to be done any act which would impair the security constituted by this assignment without the prior written consent of Lender.

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(f) This assignment shall inure to the benefit of Lender and its successors and assigns, any purchaser upon foreclosure of the Lien Instrument, any receiver in possession of the Mortgaged Property and any corporation affiliated with Lender which assumes Lender's rights and obligations under this Agreement.

Section 6.3. Assignment of Proceeds.  As additional security for the Loan, Borrower hereby further transfers and assigns to Lender and acknowledges that Lender shall be entitled to receive (i) any and all sums which may be awarded and become payable to Borrower for condemnation of all or any part of the Mortgaged Property, or (ii) the proceeds of any and all insurance upon the Mortgaged Property (other than the proceeds of general public liability insurance).

(a) Borrower shall, upon request of Lender, make, execute, acknowledge and deliver any and all additional assignments and documents as may be necessary from time to time to enable Lender to collect and receive any such insurance or condemnation proceeds.

(b) Lender shall not be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any of such sums.

(c) Any sums so received by Lender pursuant to this Section 6.3 may, in Lender's sole discretion, be provided back to Borrower for restoration of the Mortgaged Property, in the amounts, manner, method and pursuant to such requirements in documents as Lender may require, or, except as otherwise provided in Sections 6.4 and 6.5 hereof, shall be applied to the liquidation of the Indebtedness in accordance with the provisions of Section 2.4 hereof.

Section 6.4. Limited Right to Use Casualty Insurance Proceeds.  Borrower will give Lender prompt notice of any damage to or destruction of the Mortgaged Property, and:

(a) In case of loss covered by policies of insurance, Lender (or, after foreclosure, the purchaser at the foreclosure sale) is hereby authorized, at Lender's option, either (i) to settle and adjust any claim under such policies without the consent of Borrower, or (ii) allow Borrower to agree with the insurance company or companies on the amount to be paid upon the loss; provided that Borrower may adjust losses aggregating not in excess of One Hundred  Thousand and No/100 Dollars ($100,000.00) if such adjustment is carried out in a competent and timely manner, and provided that in any case Lender shall and is hereby authorized to collect and receive any such insurance proceeds; and the expenses incurred by Lender in the adjustment and collection of insurance proceeds shall be so much additional Indebtedness hereby secured and shall be reimbursed to Lender upon demand.

(b) In the event of any insured damage to or destruction of the Mortgaged Property or any part thereof (herein called an "Insured Casualty") which is a Restoration Casualty, then the proceeds of insurance shall be applied to the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to such Restoration Casualty, as provided for below; and Borrower hereby covenants and agrees to commence and diligently prosecute such restoring, repairing, replacing or rebuilding; provided always, that Borrower shall pay all costs (and if required by Lender, Borrower shall deposit the total thereof with Lender in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof.

(c) Except as provided above, the proceeds of insurance resulting from any Insured Casualty shall be applied to the payment of the Indebtedness hereby secured.

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(d) In the event that proceeds of insurance, if any, shall be made available to Borrower for the restoring, repairing, replacing or rebuilding of the Mortgaged Property, Borrower hereby covenants to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law and plans and specifications approved in advance by Lender.

In the event Borrower is entitled to reimbursement out of insurance proceeds held by Lender, and provided no Event of Default has occurred and is continuing, such proceeds shall be disbursed from time to time upon Lender being furnished with (i) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding; (ii) funds, or, at Lender's option, assurances satisfactory to Lender that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding; and (iii) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably require and approve; and Lender may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Lender prior to commencement of work.  No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed the value or cost of the work performed from time to time (less retainage required pursuant to Section 3.1(f) hereof); funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien.  Any surplus which may remain out of insurance proceeds held by Lender after payment of such costs of restoration, repair, replacement or rebuilding shall be paid to any party entitled thereto.

Section 6.5. Limited Right to Use Condemnation Proceeds.  Borrower will give Lender prompt notice of any instituted or threatened condemnation proceeding affecting a part of the Mortgaged Property and if there shall occur any condemnation of a part of the Mortgaged Property, and if (i) in the judgment of Lender the Mortgaged Property can be restored, within a reasonable time and in any event prior to six (6) months prior to the Maturity Date, to an economic unit not less valuable than the same was prior to such condemnation and adequately securing the Indebtedness, and (ii) Lender receives assurances satisfactory to Lender that tenancies or other sources of revenue from the Mortgaged Property will continue in full force and effect after restoration subject only to rent abatement during the period when any leased premises are untenantable, then, if and so long as there is no continuing Event of Default hereunder, Lender will make available to Borrower, for such restoration, proceeds of condemnation, if any, collected by Lender because of the act or occurrence and not restricted by any adverse claim thereto.

Section 6.6. Reserve for Impositions and Insurance Premiums.

(a) Upon the earliest to occur of (i) the Amortization Commencement Date, (ii) the depletion of the Tax and Insurance Allocation, or (iii) the occurrence of an Event of Default, Borrower shall create a Reserve (the "Impositions Reserve") for the payment of all insurance premiums and Impositions against or affecting the Mortgaged Property.

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(i) The Impositions Reserve shall be funded by an initial deposit designated by Lender and paid by Borrower upon the establishment of the Impositions Reserve and by additional monthly deposits to be made by Borrower thereafter on the first (1st) day of each succeeding calendar month for the remaining term of the Loan.  The initial deposit designated by Lender shall take into account the due date (or, as applicable, earliest payment date without penalty) applicable for both Impositions and insurance premiums as well as the remaining additional monthly deposit dates between such initial deposit and the date such payments are so due.  The subsequent monthly deposits into the Impositions Reserve shall be determined by Lender taking into account (w) Lender's determination of the projected premiums that will next become due and payable on the insurance policies covering Borrower, the Mortgaged Property or any part thereof or such other insurance policies required hereby or by the Loan Documents, (x) Lender's determination of the projected Impositions next due on the Mortgaged Property or any part thereof, (y) any then current balance in the Impositions Reserve or sums otherwise previously paid by Borrower against the foregoing obligations, and (z) the number of months to elapse before, in each case, such premiums or Impositions shall become due.  Lender shall be entitled to designate the deposited amounts such that adequate monies will be available for such purpose in the Impositions Reserve at least one (1) month prior to the date when each such premium or Imposition will become due (or when premiums or penalties shall thereafter be assessed).

(ii) Any excess reserve shall, at the discretion of Lender, be credited by Lender on subsequent reserve payments or subsequent payments to be made on the Note by the maker thereof, and any deficiency shall be paid by Borrower to Lender on or before the date when Lender demands such payment to be made, but in no event after the date when such premiums and Impositions shall become delinquent.  In the event there exists a deficiency in such fund or reserve at any time when Impositions or insurance premiums are due and payable, Lender may, but shall not be obligated to, advance the amount of such deficiency on behalf of Borrower and such amounts so advanced shall become a part of the Indebtedness, shall be immediately due and payable and shall bear interest at the Default Interest Rate from the date of such advance through and including the date of repayment.  The interest of Borrower in all sums deposited with Lender under the provisions hereof or otherwise shall automatically transfer to the new holder of legal title to the Mortgaged Property upon the transfer of legal title to the Mortgaged Property, without implying Lender's consent to such transfer of legal title.

(b) Borrower shall be responsible for ensuring the receipt by Lender, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all Impositions and insurance premiums to be paid from the Impositions Reserve, and Borrower may request that Lender directly pay such amounts due as indicated on such statements.  So long as (i) no Event of Default has occurred and is continuing and no circumstance exists, which with the giving of notice, or passage of time, or both, would constitute an Event of Default, and (ii) Lender is otherwise obliged under the Loan Documents to advance such amounts due for the outstanding amounts indicated on such statements, Lender shall not unreasonably refuse to directly pay the Governmental Authority or other party entitled thereto to the extent funds are available for such purpose in the Impositions Reserve.  In making any payment from the Impositions Reserve, Lender shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof.

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Section 6.7. Security Interest in Reserves.

(a) As additional security for the payment and performance by Borrower of all duties, responsibilities and obligations under the Note and the other Loan Documents, Borrower hereby unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over and confirms unto Lender, and hereby grants to Lender a security interest in the Reserves, including (i) the accounts into which the Reserves have been deposited; (ii) all insurance on said accounts; (iii) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto; (iv) all sums now or hereafter therein or represented thereby; (v) all replacements, substitutions or proceeds thereof; (vi) all instruments and documents now or hereafter evidencing the Reserves or such accounts; (vii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom); and (viii) all proceeds of the foregoing.  Borrower hereby authorizes and consents to the account into which the Reserves have been deposited being held in Lender's name or the name of any entity servicing the Note for Lender and hereby acknowledges and agrees that Lender, or at Lender's election, such servicing entity, shall have exclusive control over said account.  BORROWER HEREBY INDEMNIFIES AND HOLDS LENDER HARMLESS WITH RESPECT TO ALL RISK OF LOSS REGARDING AMOUNTS ON DEPOSIT IN THE RESERVES, EXCEPT TO THE EXTENT THAT ANY SUCH LOSS IS CAUSED BY THE GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF LENDER OR ITS OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS.  Borrower hereby knowingly, voluntarily and intentionally stipulates, acknowledges and agrees that the advancement of the funds from the Reserves as set forth herein is at Borrower's direction and is not the exercise by Lender of any right of set-off or other remedy upon a Default or an Event of Default.  Upon an Event of Default, Lender may, without notice or demand on Borrower, at its option:  (1) withdraw any or all of the funds (including interest) then remaining in the Reserves and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including attorneys' fees, costs and expenses) to the Indebtedness or Obligations under the other Loan Documents in such manner as Lender shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to Borrower, (2) exercise any and all rights and remedies of a secured party under the Code, or (3) exercise any other remedies available at law or in equity.  No such use or application of the funds contained in the Reserves shall be deemed to cure any Default or Event of Default hereunder or under the other Loan Documents.

(b) The Reserves are solely for the protection of Lender and entail no responsibility on Lender's part beyond the payment of the respective costs and expenses in accordance with the terms thereof and beyond the allowing of due credit for the sums actually received.  Upon assignment of this Loan Agreement by Lender, any funds in the Reserves shall be turned over to the assignee and any responsibility of Lender, as assignor, with respect thereto shall terminate.  The Reserves shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender's option and in Lender's sole discretion, may either be held in a separate account or be commingled by Lender with the general account assets of Lender.  Upon full payment of the Indebtedness secured hereby in accordance with the terms of the Loan Documents (or if earlier, the completion of the applicable conditions to release of each Reserve to Lender's satisfaction) or at such earlier time as Lender may elect, the balance in the Reserves then in Lender's possession shall be paid over to Borrower and no other party shall have any right or claim thereto.

(c) Amounts held by Lender as a part of any Reserves may be invested by Lender (or its servicer) for its benefit, and, whether or not such sums actually bear interest, Lender shall not be obligated to pay, or credit, any interest earned thereon to Borrower except as may be otherwise specifically provided in this Agreement.

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ARTICLE VII

EVENTS OF DEFAULT

Section 7.1. Events of Default.  Each of the following shall constitute an "Event of Default" hereunder:

(a) Borrower shall fail, refuse or neglect to pay, in full, any installment or part of the Indebtedness when the same shall become due and payable, whether at the due date thereof stipulated in the Loan Documents, upon acceleration or otherwise; provided, however, that a failure by Borrower to pay a regularly scheduled monthly payment due pursuant to the Note shall not constitute an "Event of Default" hereunder unless such failure continues for at least ten (10) days after the due date thereof;

(b) Borrower shall fail, refuse or neglect, or cause others to fail, refuse or neglect to comply with, perform and discharge fully and timely any of the Obligations as and when called for; provided, however, that a failure by Borrower to timely satisfy an Obligation shall not constitute an "Event of Default" hereunder if (i) such failure does not constitute an Event of Default pursuant to any other subsection of this Section 7.1 other than this subsection (b), and (ii) such failure is fully cured by Borrower on or before the expiration of the Cure Period (hereinafter defined).  As used in this Subsection 7.1(b), the term "Cure Period" means a thirty (30) day period commencing upon Lender's written notice to Borrower of Borrower's failure to satisfy the subject Obligation; provided, however, if (1) the subject failure is, by its nature, not readily susceptible to cure within thirty (30) days, and (2) Borrower commences such cure process within the initial thirty (30) day period and thereafter diligently proceeds to cure the same to completion, then such original thirty (30) day period shall be extended one-time only for another ninety (90) days;

(c) Any representation, warranty or statement made by Borrower, Guarantor or others in, under or pursuant to the Loan Documents or any affidavit or other instrument executed or delivered with respect to the Loan Documents or the Indebtedness is determined by Lender to be false or misleading in any material respect as of the date made or shall become so at any time prior to the repayment in full of the Indebtedness;

(d) Borrower shall default or commit an event of default under and pursuant to any other mortgage, deed of trust, security agreement or other lien or security instrument (which is not a Loan Document) which covers or affects any part of the Mortgaged Property that is continuing beyond any applicable notice and grace period; provided, however, a Contested Item shall not be deemed to create an Event of Default pursuant to this Section 7.1(d);

(e) Borrower (i) shall execute an assignment for the benefit of creditors or an admission in writing of Borrower's inability to pay, or Borrower's failure to pay, its debts generally as such debts become due; (ii) shall allow the levy against the Mortgaged Property or any part thereof, of any execution, attachment, sequestration or other writ which is not vacated within sixty (60) days after the levy; (iii) shall allow the appointment of a receiver, trustee or custodian of Borrower or of the Mortgaged Property or any part thereof, which receiver, trustee or custodian is not discharged within sixty (60) days after the appointment; (iv) files as a debtor a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of, any Debtor Relief Law, or takes any action in furtherance thereof; (v) files either a petition, complaint, answer or other instrument which seeks to effect a suspension of, or which has the effect of suspending, any of the rights or powers of Lender granted in the Note, herein or in any Loan Document; or (vi) allows the filing of a petition, case, proceeding or other action against Borrower as a debtor under any Debtor Relief Law or seeks the appointment of a receiver, trustee, custodian or liquidator of Borrower or of the Mortgaged Property, or any part thereof, or of any significant part of Borrower's other property, and (a) Borrower admits, acquiesces in or fails to contest diligently the material allegations thereof, (b) the petition, case, proceeding or other action results in the entry of an order for relief or order granting the relief sought against Borrower, or (c) the petition, case, proceeding or other action is not permanently dismissed or discharged on or before the earlier of trial thereon or sixty (60) days following the date such petition, case, proceeding or other action was filed;

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(f) Borrower shall dissolve, terminate or liquidate or merge with or be consolidated into any other entity;

(g) Borrower creates, places, or permits to be created or placed or, through any act or failure to act, acquiesces in the placing of, or allows to remain, any Subordinate Lien Instrument, regardless of whether such Subordinate Lien Instrument is expressly subordinate to the liens or security interests of the Loan Documents, with respect to the Mortgaged Property, other than the Permitted Exceptions and any Contested Item;

(h) Borrower, or any shareholder, member or partner of Borrower, makes a Disposition (other than a Permitted Disposition) without the prior written consent of Lender;

(i) Any condemnation proceeding is instituted which would, in Lender's reasonable judgment, materially impair the use and enjoyment of the Mortgaged Property for its intended purposes;

(j) The Mortgaged Property is demolished, destroyed or substantially damaged so that, in Lender's reasonable judgment, it cannot be restored or rebuilt with available funds to the condition existing immediately prior to such demolition, destruction or damage within a reasonable period of time;

(k) Lender reasonably determines that a Material Adverse Change shall have occurred that is not fully cured by Borrower on or before the expiration of a thirty (30) day period commencing upon Lender's written notice to Borrower of the occurrence thereof;

(l) Borrower abandons or removes all or any part of the Mortgaged Property other than the Land;

(m) The occurrence of any event referred to in Sections 7.1(e) and (f) hereof with respect to any Guarantor, Constituent Party or other Person obligated in any manner to pay or perform the Indebtedness or Obligations, respectively, or any part thereof (as if such Person were the "Borrower" in such Sections);

(n) An Event of Default as defined in any of the Loan Documents;

(o) If Borrower fails to commence demolition of the Improvements on or before the Demolition Commencement Date, or fails to commence construction of the Improvements on or before the Construction Commencement Date or if, subsequent to the commencement of construction of the Improvements, such construction is, (i) discontinued due to acts or matters within Borrower's control for a period of ten (10) or more consecutive days; (ii) not carried on with reasonable dispatch; (iii) not completed by the Construction Completion Date with all requirements of Section 3.4 satisfied; or (iv) if Borrower is unable to satisfy any condition of Borrower's right to receive Advances hereunder for a period in excess of thirty (30) days after Lender's refusal to make any further Advances;

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(p) If any building permit for all or any portion of the Mortgaged Property shall be removed or suspended for thirty (30) days or longer, or if, after Completion, Borrower fails to comply with any Legal Requirements pertaining to the Mortgaged Property, such that an occupancy permit is or would be denied due to such condition or circumstance and such condition or circumstance remains unchanged and uncured upon the expiration of thirty (30) days after the occurrence of thereof;

(q) Borrower executes any conditional bill of sale, chattel mortgage or other security instrument covering any materials, fixtures or articles intended to be incorporated in the Improvements or the appurtenances thereto, or covering articles of personal property placed in the Improvements, or files a financing statement publishing notice of such security instrument, or if any of such materials, fixtures or articles are not purchased in such a manner that the ownership thereof vests unconditionally in Borrower, free from encumbrances, on delivery at the Land, or if Borrower does not produce to Lender upon reasonable demand the contracts, bills of sale, statements, receipted vouchers or agreements, or any of them, under which Borrower claims title to such materials, fixtures and articles;

(r) Except with respect to any Contested Item, any levy, attachment or garnishment is issued, or if any lien for the performance of work or the supply of materials is filed, against all or any part of the Mortgaged Property and remains unsatisfied or unbonded following twenty (20) days after the date of filing thereof;

(s) Borrower or Guarantor shall fail to pay when due any principal of or interest on any debt in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) (other than the Indebtedness), the maturity of any such debt shall have been accelerated or any such debt shall have been required to be prepaid prior to the stated maturity thereof (other than the Indebtedness);

(t)  Any breach by Guarantor of the Guarantor Financial Covenants or any failure by Borrower or Guarantor to provide adequate financial information as may be required by this Agreement or the Guaranty in order for Lender to verify Guarantor's then current compliance with the Guarantor Financial Covenants; and

(u) If Borrower or any Affiliate of Borrower shall default or commit an event of default under or pursuant to any of the Economic Incentive Agreements.

Section 7.2. Remedies.

(a) Acceleration and Other Example Remedies.  Upon the occurrence of an Event of Default, Lender shall have the immediate right, at the sole discretion of Lender and without notice, presentment for payment, demand, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration or any other notice or any other action (ALL OF WHICH BORROWER HEREBY EXPRESSLY WAIVES AND RELINQUISHES) (i) to declare the entire unpaid balance of the Indebtedness (including the outstanding principal balance of the Loan, including all sums advanced or accrued hereunder or under any other Loan Document, and all accrued but unpaid interest thereon) at once immediately due and payable (and upon such declaration, the same shall be at once immediately due and payable) and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity; (ii) to foreclose any liens and security interests securing payment thereof (including any liens and security interests covering any portion of the Mortgaged Property); and (iii) to exercise any of Lender's other rights, powers, recourses and remedies under this Agreement, under any other Loan Document or at law or in equity, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, singly, successively or concurrently against Borrower or others obligated for the repayment of this Note or any part hereof, or against any one or more of them, or against the Mortgaged Property, at the sole discretion of Lender, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise, discontinuance of the exercise of or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.  All rights and remedies of Lender hereunder and under the other Loan Documents shall extend to any period after the initiation of foreclosure proceedings, judicial or otherwise, with respect to the Mortgaged Property or any portion of either.  If the Indebtedness, or any part hereof, is collected by or through an attorney-at-law, Borrower agrees to pay all costs and expenses of collection, including Lender's attorneys' fees, whether or not any legal action shall be instituted to enforce the Loan Agreement.

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(b) Certain Other Remedies.  Lender shall have the further right (but not the obligation), upon the happening of an Event of Default, in addition to any rights or remedies available to it under all other Loan Documents, to enter into possession of the Mortgaged Property and perform any and all work and labor necessary to complete the Improvements in substantial accordance with the Plans.  All amounts so expended by Lender shall be deemed to have been disbursed to Borrower as Loan proceeds and secured by the Lien Instrument.  For this purpose, Borrower hereby constitutes and appoints (which appointment is coupled with an interest and is therefore irrevocable) Lender as Borrower's attorney-in-fact after the occurrence and during the pendency of any Event of Default, with full power of substitution to complete the Improvements in the name of Borrower, and hereby empowers Lender, acting as Borrower's attorney-in-fact, as follows:  (i) to use any funds of Borrower, including any balance which may be held in escrow, any Borrower's Deposit and any funds which may remain unadvanced hereunder, for the purpose of completing the Improvements in the manner called for by the Plans; (ii) to make such additions and changes and corrections in the Plans which shall be necessary or desirable to complete the Improvements in the manner contemplated by the Plans; (iii) to continue all or any existing Construction Contracts; (iv) to employ such contractors, subcontractors, agents, design professionals and inspectors as shall be required for said purposes; (v) to pay, settle or compromise all existing bills and claims which are or may be liens against the Mortgaged Property, or may be necessary or desirable for the completion of the work or the clearing of title; (vi) to execute all the applications and certificates in the name of Borrower which may be required by any construction contract; and (vii) to do any and every act with respect to the construction of the Improvements which Borrower could do in Borrower's own behalf.  Lender, acting as Borrower's attorney-in-fact, shall also have power to prosecute and defend all actions or proceedings in connection with the Mortgaged Property and to take such action and require such performance as is deemed necessary.

Section 7.3. Lender's Offset Rights.  Without limitation to the foregoing, Lender may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, without notice to any person or entity (and Borrower hereby expressly waives any such notice) to the fullest extent permitted by law, set-off and apply any and all monies, securities and other properties of Borrower now or in the future in its possession, custody or control, or on deposit with or otherwise owed to Borrower by such Lender, including all Reserves or such other monies, securities and other properties held in general, special, time, demand, provisional or final accounts or for safekeeping or as collateral or otherwise, against any and all of Borrower's obligations to Lender now or hereafter existing under this Agreement, irrespective of whether Lender shall have made any demand under this Agreement.  Lender agrees to use reasonable efforts promptly to notify Borrower after any such set-off and application, provided that failure, to give or delay in giving any such notice shall not affect the validity of such set-off and application or impose any liability on Lender.  Rights given to Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which Lender may have under this Agreement.

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Section 7.4. Exercise of Rights and Remedies.  All rights and remedies of Lender hereunder or under the Note or under any other Loan Document shall be separate, distinct and cumulative and no single, partial or full exercise of any right or remedy shall exhaust the same or preclude Lender from thereafter exercising in full or in part the same right or remedy or from concurrently or thereafter exercising any other right or remedy which Lender may have hereunder, under the Note or any other Loan Document, or at law or in equity, and each and every such right and remedy may be exercised at any time or from time to time.

Section 7.5. Legal Proceedings.  Lender shall have the right to commence, appear in, or to defend any action or proceeding purporting to affect the rights or duties of the parties hereunder or the payment of any funds, and in connection therewith pay necessary expenses, employ counsel and pay its reasonable fees.  Any such expenditures shall be considered additional Advances hereunder, shall bear interest at the rate payable under the Note for past due payments, shall be secured by the Loan Documents and shall be paid by Borrower to Lender upon demand.

ARTICLE VIII

LENDER'S DISCLAIMERS - BORROWER'S INDEMNITIES

Section 8.1. No Obligation by Lender to Construct or Operate.  Lender has no liability or obligation whatsoever or howsoever in connection with the Mortgaged Property or the construction, completion or operation thereof or work performed thereon, and has no obligation except to disburse the Loan proceeds as herein agreed, Lender is not obligated to inspect the Improvements nor is Lender liable, and under no circumstances whatsoever shall Lender be or become liable, for the performance or default of any contractor or subcontractor, or for any failure to construct, complete, protect or insure the Mortgaged Property, or any part thereof, or for the payment of any cost or expense incurred in connection therewith, or for the performance or nonperformance of any obligation of Borrower or Guarantor to Lender nor to any other Person without limitation.  Nothing, including any disbursement of Loan proceeds or Borrower's Deposit nor acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, on Lender's part.  EXCEPT FOR THOSE COSTS, EXPENSES OR LIABILITIES THAT ARE CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF LENDER, BORROWER HEREBY INDEMNIFIES AND AGREES TO HOLD LENDER HARMLESS FROM AND AGAINST ANY COST, EXPENSE OR LIABILITY (INCLUDING REASONABLE ATTORNEYS' FEES) INCURRED OR SUFFERED BY LENDER AS A RESULT OF ANY ASSERTION OR CLAIM OF ANY OBLIGATION OR RESPONSIBILITY OF LENDER FOR THE MANAGEMENT, OPERATION AND CONDUCT OF THE BUSINESS AND AFFAIRS OF BORROWER OR GUARANTOR, OR AS A RESULT OF ANY ASSERTION OR CLAIM OF ANY LIABILITY OR RESPONSIBILITY OF LENDER FOR THE PAYMENT OR PERFORMANCE OF ANY INDEBTEDNESS OR OBLIGATION OF BORROWER OR GUARANTOR.

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Section 8.2. INDEMNITY BY BORROWER.  EXCEPT FOR THOSE LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS OR EXPENSES, THAT ARE CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF LENDER, BORROWER HEREBY INDEMNIFIES LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS FROM, AND HOLDS EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS AND EXPENSES ARISE FROM OR RELATE TO ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY OR FROM ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING ANY THREATENED INVESTIGATION, LITIGATION OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING.  WITHOUT INTENDING TO LIMIT THE REMEDIES AVAILABLE TO LENDER WITH RESPECT TO THE ENFORCEMENT OF ITS INDEMNIFICATION RIGHTS AS STATED HEREIN OR AS STATED IN ANY LOAN DOCUMENT, IN THE EVENT ANY CLAIM OR DEMAND IS MADE OR ANY OTHER FACT COMES TO THE ATTENTION OF LENDER IN CONNECTION WITH, RELATING OR PERTAINING TO, OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, WHICH LENDER REASONABLY BELIEVES MIGHT INVOLVE OR LEAD TO SOME LIABILITY OF LENDER, BORROWER SHALL, IMMEDIATELY UPON RECEIPT OF WRITTEN NOTIFICATION OF ANY SUCH CLAIM OR DEMAND, ASSUME IN FULL THE PERSONAL RESPONSIBILITY FOR AND THE DEFENSE OF ANY SUCH CLAIM OR DEMAND AND PAY IN CONNECTION THEREWITH ANY LOSS, DAMAGE, DEFICIENCY, LIABILITY OR OBLIGATION, INCLUDING LEGAL FEES AND COURT COSTS INCURRED IN CONNECTION THEREWITH.  IN THE EVENT OF COURT ACTION IN CONNECTION WITH ANY SUCH CLAIM OR DEMAND, BORROWER SHALL ASSUME IN FULL THE RESPONSIBILITY FOR THE DEFENSE OF ANY SUCH ACTION AND SHALL IMMEDIATELY SATISFY AND DISCHARGE ANY FINAL DECREE OR JUDGMENT RENDERED THEREIN.  LENDER MAY, IN ITS SOLE DISCRETION, MAKE ANY PAYMENTS SUSTAINED OR INCURRED BY REASON OF ANY OF THE FOREGOING; AND BORROWER SHALL IMMEDIATELY REPAY TO LENDER, IN CASH AND NOT WITH PROCEEDS OF THE LOAN, THE AMOUNT OF SUCH PAYMENT, WITH INTEREST THEREON AT THE MAXIMUM RATE OF INTEREST PERMITTED BY APPLICABLE LAW FROM THE DATE OF SUCH PAYMENT.  LENDER SHALL HAVE THE RIGHT TO JOIN BORROWER AS A PARTY DEFENDANT IN ANY LEGAL ACTION BROUGHT AGAINST LENDER, AND BORROWER HEREBY CONSENTS TO THE ENTRY OF AN ORDER MAKING BORROWER A PARTY DEFENDANT TO ANY SUCH ACTION.

Section 8.3. No Agency.  Nothing herein shall be construed as making or constituting Lender as the agent of Borrower in making payments pursuant to any construction contracts or subcontracts entered into by Borrower for construction of the Improvements or otherwise.  The purpose of all requirements of Lender hereunder is solely to allow Lender to check and require documentation (including lien waivers) sufficient to protect Lender and the Loan contemplated hereby.  Borrower shall have no right to rely on any procedures required by Lender, Borrower hereby acknowledging that Borrower has sole responsibility for constructing the Improvements and paying for work done in accordance therewith and that Borrower has solely, on Borrower's own behalf, selected or approved each contractor, each subcontractor and each materialman, Lender having no responsibility for any such Persons or for the quality of their materials or workmanship.

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ARTICLE IX

MISCELLANEOUS

Section 9.1. Survival of Obligations.  This Agreement and each and all of the Obligations shall survive the execution and delivery of the Loan Documents and the consummation of the Loan and shall continue in full force and effect until the Indebtedness shall have been paid in full in accordance with the terms of the Loan Documents and Borrower shall well and truly have performed each and every of the Obligations; provided, however, that nothing contained in this Section shall limit the obligations of Borrower or Guarantor as otherwise set forth herein.

Section 9.2. Notices.  All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given (i) if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested; (ii) by delivering same in person to the intended addressee; or (iii) by delivery to a reputable independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee.  Notice so mailed shall be effective upon two (2) Business Days' following its deposit (properly addressed) with the United States Postal Service or any successor thereto; notice given by personal delivery shall be effective only if and when received by the addressee; notice sent by a reputable commercial delivery service shall be effective upon the transmitting parties' receipt of written verification of delivery from such reputable commercial delivery service at the proper address indicated hereinbelow; and notice given by other means shall be effective only if and when received at the designated address of the intended addressee.  For purposes of notice, the addresses of the parties shall be as set forth below:

If to Lender:	Bank of the Ozarks
8201 Preston Road
Suite 700
Dallas, Texas 75225
Attn: Dan Thomas

With a copy to:	Bank of the Ozarks
6th and Commercial
P.O. Box 196
Ozark, Arkansas 72949
Attn: Robert Lloyd

With a copy to:	Johnston, Allison & Hord, P.A.
1065 East Morehead Street
Charlotte, North Carolina 28204
Attn: Wanda C. Townsend

If to Borrower:	TOTB North, LLC
2221 Olympic Blvd
Walnut Creek, CA 94595

With a copy to:                     Shumaker, Loop & Kendrick, LLP
101 East Kennedy Boulevard
Suite 2800
Tampa, Florida 33602
Attn:  W. Kent Ihrig

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Any of the foregoing parties shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other party in the manner set forth herein.

Section 9.3. Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of, Borrower and Lender, and their respective successors and assigns; provided, however, that Borrower may not assign any of its rights or obligations under this Agreement without the prior written consent of Lender.

(a) Participation and Assignment.  Lender may, at any time and from time to time, sell or grant, without prior notice to or the consent of Borrower, to any person or entity participations in all or any part of the Loan, the Loan Documents, any Advance, or all or part of the Note.  Any participant shall be entitled to receive all information received by Lender regarding the Mortgaged Property, Borrower, any of its principals and any of the Guarantors, including (without limitation) information required to be disclosed to a participant pursuant to any applicable banking regulations.  If Lender shall sell or grant any participation:  (i) Lender shall retain its right and responsibility to enforce the obligations of Borrower relating to the Loan, including the right to approve any amendment, modification or waiver of any provision of this Agreement, in accordance with the terms of this Agreement, and (ii) Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any participant of which Borrower shall have received written notice may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such participant were a direct holder of Loans.  In the case of an assignment, the assignee ("Assignee") shall, to the extent of such assignment, have the same rights, benefits and obligations as it would if it were the Lender hereunder and the Lender shall be relieved of its obligations hereunder to the extent of the interest so assigned and expressly assumed in writing by Assignee.  Borrower will use its reasonable efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect any such assignment including assisting in the preparation of appropriate disclosure documents or modifying this Agreement to further reflect an agency relationship between Lender and other institutions.

(b) Disclosure to Assignees.  Lender may, in connection with any assignment or participation or proposed assignment or participation of the Loan as described above, disclose to the Assignee or participant or proposed Assignee or participant, any information relating to Borrower or Guarantor furnished to Lender in the course of the transactions described herein.  Borrower will be responsible for the accuracy and completeness of any materials furnished by Lender to any actual or prospective Assignee or participant exactly as if such Assignee or participate were the original "Lender" under this Agreement.

(c) Further Assurances.  Borrower agrees to cooperate with Lender at Borrower's sole expense in connection with any proposed participation or assignment and to provide, upon reasonable request and written notice from Lender, all reasonable assistance requested by Lender and each proposed Assignee in connection therewith, including without limitation:  (i) the execution of such documents as Lender or any Assignee may reasonably require, consistent with the provisions of this Agreement; (ii) the participation by representatives of Borrower in meetings or conference telephone calls with Lender, any assigning lender or any proposed Assignees; and (iii) the execution of amendments to any Loan Documents required in connection with any assignment that are reasonably required in connection therewith, provided that no such amendments will modify the material terms of any of the Loan Documents or materially impair the rights of Borrower under any such Loan Documents.

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Section 9.4. Reliance by Lender.  Lender is relying and is entitled to rely upon each and all of the provisions of this Agreement; and accordingly, if any provision or provisions of this Agreement should be held to be invalid or ineffective, then all other provisions hereof shall continue in full force and effect notwithstanding.

Section 9.5. Counterparts; Facsimile and Electronic Transmission.  To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required.  It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all Persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties hereto.  Any signature and acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures and acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature and acknowledgment pages.  Counterparts hereof which are transmitted by facsimile or electronic transmission shall be given the identical legal effect as an original.

Section 9.6. APPLICABLE LAW.  IT IS ACKNOWLEDGED AND AGREED THAT THE NEGOTIATIONS WITH RESPECT TO THE LOAN DOCUMENTS AND THE TRANSACTION EVIDENCED HEREBY WERE UNDERTAKEN IN THE STATE OF TEXAS.  IT IS THE INTENTION OF BORROWER AND LENDER THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CHOICE OF LAWS OR CONFLICT OF LAWS RULES) AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN THE STATE OF TEXAS; PROVIDED, HOWEVER, IT IS ACKNOWLEDGED THAT SOLELY WITH RESPECT TO REMEDIAL MEASURES UNDER THE LIEN INSTRUMENT OR OTHER LOAN DOCUMENTS WITH RESPECT TO THE MORTGAGED PROPERTY WHICH MUST NECESSARILY BE GOVERNED BY THE LAWS OF THE STATE WHEREIN THE LAND AND IMPROVEMENTS ARE LOCATED THAT THE LOCAL STATE LAWS WHERE SUCH LAND AND IMPROVEMENTS ARE LOCATED SHALL GOVERN SOLELY WITH RESPECT TO SUCH REMEDIAL MATTERS.   IT IS FURTHER AGREED THAT APPROPRIATE VENUE IN ANY DISPUTE OCCURRING RELATIVE TO THE LOAN DOCUMENTS, WHETHER IN FEDERAL OR STATE COURT, SHALL BE IN DALLAS COUNTY, TEXAS.

Section 9.7. Headings.  The Article, Section and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, define, limit, amplify or be used in construing the text, scope or intent of such Articles, Sections or Subsections.

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Section 9.8. Controlling Agreement.  It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law).  If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents; (ii) contracted for, charged, taken, reserved or received by reason of Lender's exercise of the option to accelerate the maturity of the Note and/or the Loan; or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of the Indebtedness and/or the Loan, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Indebtedness (or, if the Indebtedness has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Indebtedness has been paid in full before the end of the stated term of the Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against the Indebtedness then owing by Borrower to Lender.  Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Indebtedness then owing by Borrower to Lender.  All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by the Note and/or the Loan shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Note and/or the Loan (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Indebtedness for so long as debt is outstanding.  In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Note and/or any of the Indebtedness.  Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

Section 9.9. Controlling Document.  In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of any other Loan Document, the terms and conditions of this Agreement shall control.

Section 9.10. Construction of Agreement.  All pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require.  All terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term, whether such is singular or plural in nature, as the context may suggest or require.

Section 9.11. Counting of Days.  If any time period referenced hereunder ends on a day other than a Business Day, such time period shall be deemed to instead end on the immediately preceding Business Day.

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Section 9.12. Recording.  Borrower covenants not to record this Agreement, the Note or the Guaranty in the real property records of the county where all or any part of the Mortgaged Property is located.  Borrower and Lender agree that the Lien Instrument shall be recorded in the real property records of the county or counties where all or any part of the Mortgaged Property is located.  Nothing herein shall be deemed to prohibit Lender from (a) making any of the Loan Documents a matter of public record in any court proceeding seeking the enforcement of the Loan Documents, (b) making any other public filing or disclosure of the Loan Documents necessary for the enforcement of the Loan Documents, or (c) making any other public filing or disclosure required by applicable law or order of an applicable Governmental Authority.

Section 9.13.   Publicity.  All news releases, publicity or advertising by Borrower or its Affiliates through any media which refers to the Loan, the Loan Documents (or the financing evidenced thereby) or Lender or any of its Affiliates shall be subject to the prior approval of Lender, provided, however, Borrower may disclose such information to the extent required in order to comply with applicable securities laws.  Borrower authorizes Lender to issue press releases, advertisements and other promotional materials in connection with Lender’s own promotional and marketing activities, and such materials may describe the Loan in general terms or in detail and Lender’s participation therein.

Section 9.14. WAIVER OF RIGHT TO TRIAL BY JURY.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

Section 9.15. NOTICE OF INDEMNIFICATION.  BORROWER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT CONTAINS CERTAIN INDEMNIFICATION PROVISIONS PURSUANT TO SECTIONS 5.19, 6.2, 6.7, 8.1 AND 8.2 HEREOF, WHICH PROVISIONS, IN CERTAIN INSTANCES, INCLUDE BORROWER'S INDEMNIFICATION OF LENDER AGAINST LENDER'S OWN NEGLIGENCE.

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Section 9.16. NO ORAL AGREEMENTS.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.  The provisions hereof and the other Loan Documents may be amended or waived only by an instrument in writing signed by Borrower and Lender.

[SIGNATURE PAGE FOLLOWS]

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EXECUTED to be effective as of the date first written above.

LENDER: BANK OF THE OZARKS By: _______________________________ Name: Dan Thomas Title: President – Real Estate Specialties Group

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BORROWER: TOTB North, LLC, a Florida limited liability company By: _________________________________ William C. Owens, President

List of Attachments:

Exhibit A – Land Description
Exhibit B – Special Provisions
Exhibit C – Budget
Exhibit D – Approved Leasing and Operating Criteria
Exhibit E – Notice of Commencement
Exhibit F – Notice of Completion
Exhibit G – Compliance Certificate

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EXHIBIT A

Land Description

[The Land Description immediately follows this cover page.]

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EXHIBIT B

Special Provisions

DEBT SERVICE COVERAGE RATIO METHODOLOGY PROVISIONS

1. Debt Service Ratio Calculation.  The following provisions shall be applicable with respect to the determination and calculation of the Debt Service Coverage Ratio as called for pursuant to the terms of this Agreement:

(a) Compliance Certificate.  At any point in time when Borrower is to provide evidence with respect to the existence or calculation of the Debt Service Coverage Ratio such information shall be provided in the form of a Compliance Certificate to Lender.

(b) Calculation.  The Debt Service Coverage Ratio calculation shall be undertaken for purposes of determining the Amortization Commencement Date and Borrower's compliance with the requirements of Section 2.3 and relative to the Cash Flow Reserve as described on this Exhibit B.  The term "Debt Service Coverage Ratio" shall consist of the quotient derived by dividing Net Operating Income (hereinafter defined) by Debt Service Requirements (hereinafter defined), which quotient shall be expressed in decimal place format (e.g., 1.25).  Borrower shall provide written evidence and documents to Lender indicating the calculation methodology and backup information for such Debt Service Coverage Ratio and such shall be included in the Compliance Certificate.  Lender shall be entitled to request and require such backup documentation as may be required by Lender in order to satisfy itself as to the correct calculation of the Debt Service Coverage Ratio.

(c) Debt Service Requirements.  The term "Debt Service Requirements" shall mean a hypothetical aggregate annual amount of principal and interest obligations which would be borne on the Loan calculated using the following criteria:

(1) The balance of the Loan for purposes of the Debt Service Coverage Ratio calculation shall be deemed to be the then Outstanding Principal Balance plus any remaining unadvanced portion of the Loan Amount, all as verified by Lender in Lender's sole discretion; and

(2) the interest rate then being borne on the Loan and monthly payments calculated using a 25-year declining payment amortization schedule (taking into account and subtracting therefrom the period of time, if any, which has elapsed from the Amortization Commitment Date to the time of the particular determination), all as determined by Lender.

It is expressly understood and agreed that the Debt Service Requirements as specified hereinabove are provided solely for purposes of the determination of the Debt Service Coverage Ratio and may not equate to Borrower's principal and interest obligations pursuant to the Note for any particular period of time, it being acknowledged and agreed that the payment obligations described in the Note shall govern Borrower's obligations with respect thereto.

(d) Net Operating Income.  The term "Net Operating Income" shall mean the Gross Income less Operating Expenses (as defined below), determined on a cash basis of accounting except as otherwise provided herein.  As used herein, the following terms shall have the respective meanings set forth below:

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(1) Gross Income.  The term "Gross Income" shall mean the annual ordinary income, as reasonably determined by Lender, then derived from Borrower's ownership and operation of the Mortgaged Property based upon the then actual trailing twelve (12) month period, giving consideration to ordinary and normal seasonal fluctuations in the market in which the Mortgaged Property is located, determined on a cash basis (except as specified herein), including the following:  (i) rents by any lessees or tenants of the Mortgaged Property, provided however that total rents shall be determined utilizing a vacancy rate equal to the greater of (a) the actual vacancy, or (b) five percent (5%); (ii) proceeds received by or for the benefit of Borrower in connection with any rental loss or business interruption insurance with respect to the Mortgaged Property; (iii) any other fees or rents collected by, for or on behalf of Borrower with respect to the leasing and operation of the Mortgaged Property; (iv) any refunds of deposits for obtaining, using or maintaining utility services for all or any part of the Mortgaged Property; (v) interest, if any, earned by Borrower on security and other deposits of, and advance rentals paid by, any lessees or tenants of the Mortgaged Property; and (vi) the amount of any security and other type deposits and advance rentals relating to the Mortgaged Property which have been forfeited; provided, however, for purposes of determining Gross Income, only rents from Approved Tenant Leases shall be taken into account and only to the extent such Approved Tenant Leases are fully executed.

Notwithstanding anything included within the above definition of Gross Income, there shall be excluded from Gross Income the following:  (i) any security or other deposits of lessees and tenants, unless and until the same actually are either applied to actual rentals owed or other charges or fees or forfeited; (ii) the proceeds of any financing or refinancing with respect to all or any part of the Mortgaged Property; (iii) the proceeds of any sale or other capital transaction (excluding leases for occupancy purposes only) of all or any part of the Mortgaged Property; (iv) any insurance or condemnation proceeds paid with respect to the Mortgaged Property, except for rental loss or business interruption insurance; (v) any insurance and condemnation proceeds applied in reduction of the principal of the Note in accordance with the terms of the Lien Instrument or the other Loan Documents; provided, however, nothing set forth herein shall in any manner imply Lender's consent to a sale, refinancing or other capital transaction; (vi) any rentals, reimbursements or other revenues attributable to tenants under leases which are not Approved Tenant Leases or which, due to a bankruptcy or insolvency action, the cessation of tenant operations at the subject leased premises or written notice from any such tenant to Borrower of tenant's intentions with respect to such leased premises, the future rental payment to be made by such tenant appear, in Lender's judgment, to be questionable; and (vii) any rentals, reimbursements or other revenues paid by the applicable tenant more than one (1) month in advance.

(2) Operating Expenses.  The term "Operating Expenses" shall mean the greater of (A) Lender's then current underwritten determination of annual operating expenses for the Mortgaged Property, as based on the Approved Operating Budget or otherwise, and (B) those annual amounts actually incurred and paid with respect to the ownership, operation, management, leasing and occupancy of the Mortgaged Property on a trailing twelve (12) month basis, determined on a cash basis, except as otherwise specified herein, including any and all of the following (but without duplication of any item):

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(i) real property taxes calculated on an accrual basis (and not on the cash basis) of accounting; such accrual accounting for ad valorem taxes shall be based upon taxes actually assessed for the current calendar year, or if such assessment for the current calendar year has not been made, then until such assessment has been made (and with any retroactive adjustments for prior calendar months as may ultimately be needed when the actual assessments has been made) annual ad valorem taxes shall be estimated based on the last such assessment for the Mortgaged Property;

(ii) foreign, U.S., state and local sales, use or other taxes, except for taxes measured by net income;

(iii) special assessments or similar charges against the Mortgaged Property;

(iv) costs of utilities, air conditioning and heating for the Mortgaged Property to the extent not directly paid by lessees or tenants;

(v) maintenance and repair costs for the Mortgaged Property;

(vi) management fees provided, however, the amount of such management fees which may be charged hereunder shall not be less than the sum of four percent (4.0%) of the Gross Income for each applicable calendar month;

(vii) all salaries, wages and other benefits to "on-site" employees of Borrower or Borrower's property manager (excluding all salaries, wages and other benefits of officers and supervisory personnel, and other general overhead expenses of Borrower and Borrower's property manager) employed in connection with the leasing, maintenance and management of the Mortgaged Property;

(viii) insurance premiums calculated on an accrual basis (and not on the cash basis) of accounting; such accrual accounting for insurance premiums shall be based upon the insurance premiums for the Mortgaged Property which was last billed to Borrower, adjusted to an annualized premium if necessary;

(ix) an imputed required deposit into the Replacement Reserve of $250.00 per square foot of the Improvements per year (whether or not any actual deposit into the Replacement Reserve is then required pursuant to this Agreement);

(x) outside accounting and audit fees and costs and administrative expenses in connection with the direct operation and management of the Mortgaged Property; and

(xi) any payments, and any related interest thereon, to lessees or tenants of the Mortgaged Property with respect to security deposits or other deposits required to be paid to tenants but only to the extent any such security deposits and related interest thereon have been previously included in Gross Income.

Notwithstanding anything to the contrary as being included in the definition of Operating Expenses, there shall be excluded from Operating Expenses the following:  (i) depreciation and any other non-cash deduction allowed to Borrower for income tax purposes; and (ii) any and all principal, interest or other costs paid under or with respect to the Note or Loan.

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ADDITIONAL RESERVES

1. Replacement Reserve.

(a) Borrower shall establish and maintain a replacement reserve (the "Replacement Reserve") with Lender as additional security for Borrower's repayment of the Indebtedness and satisfaction of the Obligations.  Commencing on the earlier to occur of (i) the Amortization Commencement Date or (ii) the first Payment Date after an Event of Default and continuing thereafter on each successive Payment Date until the Maturity Date, including during the Extension Period, if applicable, Borrower shall pay to Lender, concurrently with the monthly payment due under the Note, a deposit to the Replacement Reserve in an amount equal to amount equal to $3,333.

(b) The Replacement Reserve is established for the payment of costs and expenses as may be incurred by Borrower for Replacement Reserve Repairs.  So long as no Event of Default has occurred and is continuing, (i) all sums in the Replacement Reserve shall be held by Lender in the Replacement Reserve to pay the costs and expenses of Replacement Reserve Repairs, and (ii) Lender shall, to the extent funds are available for such purpose in the Replacement Reserve, disburse to Borrower, as Lender may approve, in Lender's reasonable discretion, amounts paid or incurred by Borrower and performing such Replacement Reserve Repairs within ten (10) days following:  (a) the receipt by Lender of a written request from Borrower for a disbursement from the Replacement Reserve and a certification from Borrower to Lender that the applicable item of Replacement Reserve Repair has been completed; (b) the delivery to Lender of invoices, receipts of other evidence verifying the cost of performing such Replacement Reserve Repairs; and (c) in the case of a disbursement request from the Replacement Reserve in excess of $25,000 with respect to any single Replacement Reserve Repair, delivery to Lender of (1) affidavits, lien waivers or other evidence reasonably satisfactory to Lender showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished materials or labor to the Property have been paid all amounts due for labor and materials furnished to the Property; and (2) a new (or amended) certificate of occupancy for the portion of the Improvements covered by such Replacement Reserve Repairs, if said new certificate of occupancy is required by law, or a certification by Borrower that no new certificate of occupancy is required by law.  Lender shall not be required or requested to make advances from the Replacement Reserve more frequently than one time in any calendar month.  In making any payment from the Replacement Reserve, Lender shall be entitled to rely on such request from Borrower without any inquiry into the accuracy, validity or contestability of any such amount.

(c) Lender may, at Borrower's expense, make or cause to be made an inspection of the Mortgaged Property to determine the adequacy of the scheduled deposits into the Replacement Reserve and the need, as determined by Lender in its reasonable judgment, for further Replacement Reserve Repairs to the Mortgaged Property.  In the event that such inspection reveals that further Replacement Reserve Repairs of the Mortgaged Property are required, then, in addition to any other remedy Lender may be entitled to hereunder, Lender shall provide Borrower with a written description of the required Replacement Reserve Repairs and Borrower shall complete such Replacement Reserve Repairs to the reasonable satisfaction of Lender within ninety (90) days after the receipt of such description from Lender, or such later date as may be approved by Lender in its reasonable discretion.  Additionally, Lender may, as a product of any such inspection, require that the amount of the scheduled monthly deposits into the Replacement Reserve described in subsection (a) above be increased in order to accommodate Lender's estimation, in Lender's sole discretion, of the likely increased cost of future Replacement Reserve Repairs.  In the event that the amount on deposit and available in the Replacement Reserve is ever inadequate to pay the cost of the Replacement Reserve Repairs, Borrower shall pay the amount of such deficiency.

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2. Cash Flow Reserve.

(a)           Establishment of Cash Flow Reserve.  Borrower shall establish and maintain a Reserve (the "Cash Flow Reserve") with Lender for use and disbursement in accordance with the provisions of this section as additional security for Borrower's repayment of the Indebtedness and satisfaction of the Obligations.

(b)           Other Definitions Applicable to Cash Flow Reserve.

(1)           Cash Flow Reserve Initial Termination Date: The date when the following conditions are all satisfied:  (i) no Event of Default has occurred and is continuing, (ii) Stabilization has occurred, and (iii) Borrower has made the first of its Amortizing Principal Reduction Payments together with all contemporaneously required deposits into the Reserves and all other payments then due under the Note and other Loan Documents.

(2)           Cash Flow Sweep Satisfaction Event:  The satisfaction of the following two (2) conditions:  (i) no Event of Default has occurred and is continuing, and (ii) the Debt Service Coverage Ratio of the Mortgaged Property, as determined by Lender, is equal to or greater than 1.25 for six (6) consecutive months.

(3)           Cash Flow Sweep Period: Means the following periods of time:  (i) the period from the date hereof to the Cash Flow Reserve Initial Termination Date, and (ii) the period from the occurrence of a Cash Flow Sweep Trigger Event to the occurrence of a Cash Flow Sweep Satisfaction Event.

(4)           Cash Flow Sweep Trigger Event: If at any time after the Cash Flow Reserve Initial Termination Date, either (i) an Event of Default occurs or (ii) the Debt Service Coverage Ratio of the Mortgaged Property, as reasonably determined by Lender, is less than 1.15.

(c)           Periodic Deposits.  Upon the first (1st) calendar month in which a Net Cash Flow exists and at all times thereafter during any Cash Flow Sweep Period, Borrower shall deposit all Net Cash Flow accruing from the immediately preceding calendar month into the Cash Flow Reserve.  Such monthly payment shall be made by Borrower on the tenth (10th) day of each applicable month.  The monthly reporting requirements to be provided by Borrower in accordance with Section 5.25 shall include a reconciliation with the Net Cash Flow payment provided by Borrower to Lender pursuant to this provision.

(d)           Disbursements from Cash Flow Reserve.  Borrower shall be entitled to a disbursement of some or all of the funds in the Cash Flow Reserve in the following different circumstances:

(1)           With Lender's consent and approval (which consent and approval may be granted or withheld in Lender's sole discretion), for the purpose of paying debt service obligations with respect to the Loan or other operating or capital expenses for the Mortgaged Property as may be approved by Lender;

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(2)           All funds then on deposit in the Cash Flow Reserve shall, upon Borrower's request, be disbursed to Borrower upon the occurrence of a Cash Flow Reserve Initial Termination Date;

(3)           In the event, after the occurrence of a Cash Flow Reserve Initial Termination Date, the Cash Flow Reserve is reestablished by virtue of the occurrence of a Cash Flow Sweep Trigger Event, such new balance of the Cash Flow Reserve shall be disbursed to Borrower upon the occurrence of a Cash Flow Sweep Satisfaction Event; provided, however, it is recognized that a Cash Flow Sweep Period may exist intermittently throughout the term of the Loan and that Borrower may be entitled, in multiple instances, to lump sum disbursements from the Cash Flow Reserve pursuant to this subsection d(3); and

(4)           Upon Borrower's repayment in full of the Indebtedness and satisfaction of all Obligations, Borrower shall be entitled to a full return of the Cash Flow Reserve

ECONOMIC INCENTIVE PAYMENTS.

3. To the extent there will be any Economic Incentive Agreements between Borrower (or an Affiliate of Borrower) and a Governmental Authority with respect to the Land, Borrower (or such Affiliate of Borrower) shall transfer and assign to Lender all of Borrower's (or such Affiliate's of Borrower) rights and interests, but not its obligations, in, under and to each of such Economic Incentive Agreements (including, without limitation, the Economic Incentive Payments and any right with respect thereto held by Borrower or such Affiliate of Borrower, directly or indirectly).  Borrower further agrees it shall cause any and all Economic Incentive Payments, including any proceeds or reimbursements received under any Tax Increment Financing, to be directly paid to Lender in full for application against the Loan.  To the extent Borrower or any Affiliate of Borrower should nonetheless receive any such Economic Incentive Payments, Borrower acknowledges that such amounts shall be held in trust for the sole benefit of Lender and that Borrower shall cause such amounts to be immediately tendered to Lender.

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EXHIBIT C

Budget

[The Budget immediately follows this cover page.]

EXHIBIT C, Budget – Cover Page
641926; Miami-Dade County – Florida

EXHIBIT D

Approved Leasing Criteria

[The form of Approved Leasing Criteria immediately follows this cover page.]

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EXHIBIT E

Notice of Commencement

[The form of Notice of Commencement immediately follows this cover page.]

EXHIBIT E, Notice of Commencement – Cover Page
641926; Miami-Dade County – Florida

Notice of Commencement

EXHIBIT E, Notice of Commencement – Cover Page
641926; Miami-Dade County – Florida

EXHIBIT F

Notice of Completion

[The form of Notice of Completion immediately follows this cover page.]

EXHIBIT F, Notice of Completion – Cover Page
641926; Miami-Dade County – Florida

Notice of Completion

EXHIBIT F, Notice of Completion – Cover Page
641926; Miami-Dade County – Florida

EXHIBIT G

Form of Compliance Certificate

[BORROWER’S LETTERHEAD]

[DATE]

Bank of the Ozarks (“Lender”)
8201 Preston Road, Suite 700
Dallas, Texas 75225
Attn:______________

COMPLIANCE CERTIFICATE

THIS COMPLIANCE CERTIFICATE (this "Certificate") is dated ___________, 201_, and executed by the undersigned who does depose, state, certify and affirm, as of the date hereof, as follows:

1. Purpose.  This Certificate is given in connection with that certain $21,304,000.00 loan (the "Loan") made by Bank of the Ozarks ("Lender") to TOTB NORTH, LLC (the "Borrower"), in accordance with the terms and provisions of that certain Construction Loan Agreement (the "Loan Agreement"), dated as of May___, 2014 between Borrower and Lender.  Capitalized term used in this Certificate and not otherwise defined herein shall have the meaning ascribed to each such term in the Loan Agreement.

2. Capacity and Authority.  The undersigned, ____________________________, is currently the _____________ of [the general partner of] [the managing member of] Borrower and is fully authorized to act in such capacity with respect to the Loan and this Certificate.

3. Debt Service Coverage Ratio.  The Debt Service Coverage Ratio is [_.__].  Attached hereto as Exhibit A is the calculation methodology and financial documentation and other backup information for such Debt Service Coverage Ratio calculation, which for this Certificate is being determined in connection with the following [check all applicable box(s)]:

☐	Stabilization

☐	Extension Option

☐	Cash Flow Sweep Satisfaction Event

☐	Other

4. No Material Adverse Change.  No Material Adverse Change has occurred since May ___, 2014, except as described on Exhibit B hereto.

EXHIBIT G, Compliance Certificate – Cover Page
641926; Miami-Dade County – Florida

5. No Event of Default.  No Event of Default has occurred and is continuing, except as described on Exhibit C hereto.

6. No Waiver.  Lender shall not be bound by any determination in this Certificate and any such determination shall not constitute a waiver of Lender’s right to make its own determination with respect to the matters set forth in this Certificate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT G, Compliance Certificate – Cover Page
641926; Miami-Dade County – Florida

TOTB North, LLC,
a Florida limited liability company

By: TOTB Miami, LLC,
a Florida limited liability company, its Manager

By:  OWENS FINANCIAL GROUP, INC.,
a California corporation, its Manager

By:  _________________________________
William C. Owens, President

List of Attachments:

Exhibit A - Calculation Methodology and Backup Financial Documentation
Exhibit B - Material Adverse Changes
Exhibit C – Events of Default

EXHIBIT G, Compliance Certificate– Cover Page
641926; Miami-Dade County – Florida